Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

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:
In re	:	Chapter 11
:
VERTIS HOLDINGS, INC., et al.,	:	Case No. 08-11460 (CSS)
:
	:	(Jointly Administered)
Debtors.	:
:
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FINDINGS OF FACT, CONCLUSIONS OF LAW, AND

ORDER (I) APPROVING THE DEBTORS’ (A) DISCLOSURE

STATEMENT PURSUANT TO SECTIONS 1125 AND 1126(b) OF THE
BANKRUPTCY CODE, (B) SOLICITATION OF VOTES AND VOTING
PROCEDURES, AND (C) FORMS OF BALLOTS, AND (II) CONFIRMING

THE DEBTORS’ JOINT PREPACKAGED PLANS OF

REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Vertis Holdings, Inc. (“Vertis Holdings”) and its affiliated debtors in the above-referenced chapter 11 cases, as debtors and debtors in possession (collectively, the “Debtors”),(1) having jointly proposed and filed (A) the Joint Prepackaged Plans of Reorganization of Vertis Holdings, Inc., et al. Proposed by Vertis Holdings, Inc., et al. and ACG Holdings, Inc., et al., dated June 11, 2008 and filed with the United States Bankruptcy Court for the District of Delaware (the “Court”) on July 15, 2008 (the “Vertis Prepackaged Plan”) (Dkt. No. 21),(2) a copy of which is annexed hereto as Exhibit “A,” and that certain supplement to the Vertis Prepackaged Plan, dated and filed with the Court on August 8, 2008 (as the documents contained therein have

(1)   The Debtors in these cases, along with the last four (4) digits of each Debtor’s federal tax identification number, are Vertis Holdings (1556), Vertis, Inc. (8322), Webcraft, LLC (6725), Webcraft Chemicals, LLC (6726), Enteron Group, LLC (3909), Vertis Mailing, LLC (4084), and USA Direct, LLC (5311).

(2)   Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Vertis Prepackaged Plan.  The rules of construction in section 102 of the Bankruptcy Code shall apply to this Order.

been or may be further amended or supplemented, the “Plan Supplement”) (Dkt. No. 130) and (B)(i) the Disclosure Statement Relating to the Joint Prepackaged Plans of Reorganization of Vertis Holdings, Inc. et al. Under Chapter 11 of the Bankruptcy Code and the Joint Prepackaged Plans of Reorganization of ACG Holdings, Inc., et al. Under Chapter 11 of the Bankruptcy Code, dated June 11, 2008 and filed with the Court on July 15, 2008 (the “Disclosure Statement”) (Dkt. No. 22), and (ii) appropriate ballots for voting on the Vertis Prepackaged Plan (the “Ballots”), in the forms attached as Exhibits “G” and “H” to the Affidavit of Service and Vote Certification of Financial Balloting Group LLC (the “FBG Affidavit”), sworn to by Jane Sullivan, Executive Director of Financing Balloting Group LLC (“FBG”) and filed with the Court on July 15, 2008 (the “Voting Certification”) (Dkt. No. 3), having been duly transmitted to holders of Claims in compliance with the procedures (the “Solicitation Procedures”) set forth in the Voting Certification; and the Court having entered an order (I) Scheduling a Combined Hearing to Consider (A) Approval of the Disclosure Statement, (B) Approval of Solicitation Procedures and Form of Ballots, and (C) Confirmation of the Prepackaged Plans, (II) Establishing an Objection Deadline to Object to the Disclosure Statement and the Vertis Prepackaged Plan, (III) Approving the Form and Manner of Notice Thereof, and (IV) Granting Related Relief (the “Scheduling Order”), which, among other things, scheduled the hearing to approve the Disclosure Statement for August 26, 2008 (the “Disclosure Statement Hearing”), to be immediately followed by a hearing to consider confirmation of the Vertis Prepackaged Plan (the “Confirmation Hearing,” together with the Disclosure Statement Hearing, the “August 26 Hearings”); and due notice of the August 26 Hearings having been given to holders of Claims against the Debtors and other parties in interest in compliance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedures (the “Bankruptcy Rules”), the Scheduling Order, and the Solicitation Procedures, as

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established by the affidavits of service, mailing, and/or publication filed with the Court, including (1) the Affidavit/Declaration of Service of Alison M. Tearnen regarding Summary of Prepackaged Plan of Reorganization and Notice of (i) Hearing to Consider (a) Debtors’ Compliance with Disclosure Requirements and (b) Confirmation of Plan of Reorganization and (ii) Commencement of Chapter 11 Cases, dated July 23, 2008 (Dkt. No. 94), (2) the Affidavit of Publication of Antoinette Chase in USA Today regarding Summary of Prepackaged Plan of Reorganization and Notice of (i) Hearing to Consider (a) Debtors’ Compliance with Disclosure Requirements and (b) Confirmation of Chapter 11 Cases, dated July 31, 2008 (Dkt. No. 114), (3) the Affidavit of Publication of Erin Ostensen in the Wall Street Journal regarding Summary of Prepackaged Plan of Reorganization and Notice of (i) Hearing to Consider (a) Debtors’ Compliance with Disclosure Requirements and (b) Confirmation of Plan of Reorganization and (ii) Commencement of Chapter 11 Cases, dated July 31, 2008 (Dkt. No. 115), (4) Supplemental Affidavit of Service of Monika Parel, dated August 5, 2008 (Dkt. No. 123), (5) Supplemental Affidavit/Declaration of Service of Monika Parel, dated August 12, 2008 (Dkt. No. 145); and (6) Supplemental Affidavit/Declaration of Service of Michael Maguadog, dated Aug. 18, 2008 (Dkt. No. 168) (the “Notice Affidavits”), and such notice being sufficient under the circumstances and no further notice being required; and due notice of the Plan Supplement having been given to holders of Claims against the Debtors and other parties in interest in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures, as established by the Affidavit of Service of Andres A. Estrada regarding Plan Supplement for Joint Prepackaged Plans of Reorganization of Vertis Holdings Inc., et al. Proposed by Vertis Holdings Inc., et. al. and ACG Holdings Inc., et al. (Dkt. No. 144); and such filing and notice thereof being sufficient under the circumstances and no further notice being required; and based upon and after full

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consideration of the entire record of the August 26 Hearings, including (A) the Disclosure Statement, the Vertis Prepackaged Plan (including the Plan Supplement), the Voting Certification, (B) the Debtors’ memorandum of law, dated August 22, 2008, in support of confirmation of the Vertis Prepackaged Plan, (C) the Declaration of Barry Kohn in support of confirmation of the Vertis Prepackaged Plan, dated August 22, 2008 (the “Kohn Declaration”), (D) the Notice Affidavits, and (E) (i) no objections having been filed to the approval of the Disclosure Statement, and (ii) no objections having been filed to the confirmation of the Vertis Prepackaged Plan; and the Court being familiar with the Disclosure Statement and the Vertis Prepackaged Plan and other relevant factors affecting the Debtors’ chapter 11 cases; and the Court being fully familiar with, and having taken judicial notice of, the entire record of the Debtors’ chapter 11 cases; and upon the arguments of counsel and the evidence proffered and adduced at the August 26 Hearings; and the Court having found and determined that the Disclosure Statement should be approved and the Vertis Prepackaged Plan should be confirmed as reflected by the Court’s rulings made herein and at the August 26 Hearings; and after due deliberation and sufficient cause appearing therefore; the Court hereby FINDS, DETERMINES, AND CONCLUDES that:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.            Findings and Conclusions.  The findings and conclusions set forth herein and in the record of the August 26 Hearings constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014.  To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such.  To the

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extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.            Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)).  The Court has jurisdiction over the Debtors’ chapter 11 cases pursuant to 28 U.S.C. § 1334.  Approval of the Disclosure Statement and confirmation of the Vertis Prepackaged Plan are core proceedings pursuant to 28 U.S.C. § 157(b) and this Court has jurisdiction to enter a final order with respect thereto.  The Debtors are eligible debtors under section 109 of the Bankruptcy Code.  Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.  The Debtors (and the ACG Debtors, as co-proponents) are proper plan proponents under section 1121(a) of the Bankruptcy Code.

C.            Chapter 11 Petitions.  On July 15, 2008 (the “Petition Date”), each Debtor commenced with this Court a voluntary case under chapter 11 of the Bankruptcy Code (the “Vertis Debtors’ Reorganization Cases”).  The Debtors are authorized to continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code.  No statutory committee of unsecured creditors has been appointed pursuant to section 1102 of the Bankruptcy Code.  Further, in accordance with an order of this Court, the Debtors’ cases are being jointly administered pursuant to Bankruptcy Rule 1015(b).

D.            Judicial Notice.  The Court takes judicial notice of the docket of the Vertis Debtors’ Reorganization Cases maintained by the Clerk of the Court, including all pleadings and other documents filed, all orders entered, and all evidence and

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arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Vertis Debtors’ Reorganization Cases.

E.             Burden of Proof.  The Debtors have the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.  Each Debtor has met such burden.

F.             Adequacy of Disclosure Statement.  The Disclosure Statement (a) contains sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy law, including the Securities Act of 1933, as amended (the “Securities Act”), (b) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Vertis Prepackaged Plan, and the transactions contemplated therein, and (c) is approved in all respects.

G.            Voting.  As evidenced by the Voting Certification, votes to accept or reject the Vertis Prepackaged Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”) and applicable nonbankruptcy law.

H.            Solicitation.  Prior to the Petition Date, the Vertis Prepackaged Plan, the Disclosure Statement, and the Ballots, and, subsequent to the Petition Date, notice of the August 26 Hearings, were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, and the Scheduling Order.  The forms of the Ballots adequately addressed the particular needs of these Vertis Debtors’ Reorganization Cases and were appropriate for holders of Vertis

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Holdings Term Loan Guarantee Claims (Vertis Holdings Class 2B), Vertis Holdings General Unsecured Claims (Vertis Holdings Class 4), Vertis Term Loan Claims (Vertis Class 2B), Vertis Second Lien Notes Claims (Vertis Class 4), Vertis Senior Notes Claims (Vertis Class 5), and Vertis Senior Subordinated Notes Claims (Vertis Class 6) – the Classes of Claims entitled under the Vertis Prepackaged Plan to vote to accept or reject the Vertis Prepackaged Plan.  The period during which the Debtors solicited acceptances to the Vertis Prepackaged Plan was a reasonable period of time for holders to make an informed decision to accept or reject the Vertis Prepackaged Plan.  The Debtors were not required to solicit votes from the holders of Vertis Holdings Priority Non-Tax Claims (Vertis Holdings Class 1), Vertis Holdings Revolving Credit Facility Guarantee Claims (Vertis Holdings Class 2A), Vertis Holdings Other Secured Claims (Vertis Holdings Class 3), Vertis Priority Non-Tax Claims (Vertis Class 1), Vertis Revolving Credit Facility Claims (Vertis Class 2A), Vertis Other Secured Claims (Vertis Class 3), Vertis General Unsecured Claims (Vertis Class 7), and Vertis Equity Interests (Vertis Class 9) as each such class is unimpaired under the Vertis Prepackaged Plan.(1)  The Debtors also were not required to solicit votes from the holders of Vertis Holdings Section 510(b) Claims (Vertis Holdings Class 5), Vertis Holdings Equity Interests (Vertis Holdings Class 6), and Vertis Section 510(b) Claims (Vertis Class 8), as such Classes receive no recovery under the Vertis Prepackaged Plan and are deemed to reject the Vertis Prepackaged Plan.  As described in and as evidenced by the Voting Certification and the Notice Affidavits, the transmittal and service of the Vertis Prepackaged Plan, the

(1)   As set forth in more detail in the following paragraph “I,” pursuant to the Vertis Prepackaged Plan, the Debtors have elected to treat Vertis Holdings Class 2B and Vertis Class 2B as unimpaired.

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Disclosure Statement, the Ballots, the notice of the August 26 Hearings, and publication of such notice of the August 26 Hearings (all of the foregoing, the “Solicitation”) was timely, adequate and sufficient under the circumstances.  The Solicitation of votes on the Vertis Prepackaged Plan complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Vertis Debtors’ Reorganization Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and any other applicable rules, laws and regulations.  The Debtors, the Reorganized Debtors, the Vertis Informal Committee, the Vertis Second Lien Noteholder Group, the Consenting Noteholders and any and all affiliates, members, managers, shareholders, partners, employees, attorneys and advisors of the foregoing are entitled to the protection of section 1125(e) of the Bankruptcy Code.

I.              Vertis Holdings Term Loan Guarantee Claims (Vertis Holdings Class 2B) and Vertis Term Loan Claims (Vertis Class 2B).  Pursuant to sections 4.3 and 4.10 of the Vertis Prepackaged Plan, after the filing of the Vertis Prepackaged Plan, the Debtors elected to treat, as reflected in paragraph 23 of the final order approving the Debtor-in-Possession Financing, entered August 13, 2008 (Dkt. No. 161) (the “Final DIP Order”), Vertis Holdings Term Loan Guarantee Claims (Vertis Holdings Class 2B) and Vertis Term Loan Claims (Vertis Class 2B) as unimpaired and have each Claim paid in full, in cash, the outstanding principal amount of such Claim, any accrued and unpaid interest thereon, and other amounts contractually owing to such holder on the Effective Date (or, with respect to any unliquidated or contingent amounts, as and when they become due and payable).

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J.             Notice.  As is evidenced by the Voting Certification and the Notice Affidavits, the transmittal and service of the Vertis Prepackaged Plan, the Disclosure Statement, and Ballots were adequate and sufficient under the circumstances, and all parties required to be given notice of the August 26 Hearings (including the deadline for filing and serving objections to confirmation of the Vertis Prepackaged Plan) have been given due, proper, timely, and adequate notice in accordance with the Scheduling Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules and applicable nonbankruptcy law and such parties have had an opportunity to appear and be heard with respect thereto.  No other or further notice is required.

K.            Plan Supplement.  On August 8, 2008, the Debtors filed the Plan Supplement, which includes the following documents:  (i) the Debtors’ exit financing commitment letter securing a $250 million senior secured revolving credit facility; (ii) the Debtors’ exit financing commitment letter securing a $400 million exit term facility; (iii) the form of indenture governing the issuance of the New Vertis Second Lien Notes; (iv) the form of indenture governing the New Vertis Senior Notes; (v) the Stockholders’ Agreement; (vi) the agreement governing the issuance of New Warrants; (vii) the Equity Incentive Plan; (viii) the New Bonus Plan; (ix) a schedule of executory contracts and unexpired leases to be rejected; (x) the Restated Certificate of Incorporation of Vertis Holdings, Inc.; (xi) the Restated Bylaws of Vertis Holdings, Inc.; (xii) the identities of the initial members of the Board of Directors and Officers of the Reorganized Debtors; (xiii) the identities of the initial members of the Board of Directors and Officers of each ACG Reorganized Debtor; (xiv) the Avenue Advisory Services Agreement; (xv) the Goldman Advisory Services Agreement; and (xvi) the TCW Advisory Services Agreement ((xiv)

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through (xvi), collectively, the “Advisory Services Agreements”).  The Plan Supplement was subsequently amended on August 22, 2008.  All such materials comply with the terms of the Vertis Prepackaged Plan, and the filing and notice of such documents is good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules and no other or further notice is or shall be required.

L.             Advisory Services Agreements.  The Services Agreements and the Stockholders’ Agreement, upon their execution, shall be valid, binding and enforceable in accordance with the terms set forth therein.

Compliance with the Requirements of Section 1129 of the Bankruptcy Code

M.           Vertis Prepackaged Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)).  The Vertis Prepackaged Plan complies with the applicable provisions of the Bankruptcy Code and, as required by Bankruptcy Rule 3016, the Vertis Prepackaged Plan is dated and identifies the Debtors and the ACG Debtors as co-proponents, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

(a)           Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)).  In addition to Administrative Expense Claims, Professional Compensation and Reimbursement Claims (Article II, Section 2.2 of the Vertis Prepackaged Plan), Priority Tax Claims, and DIP Lender Claims, which need not be classified, Articles III and IV of the Vertis Prepackaged Plan classify seven (7) Classes of Claims and Equity Interests for Vertis Holdings and ten (10) Classes of Claims and Equity Interests for Vertis.(1)  The Claims and Equity Interests placed in each Class are substantially similar to other Claims and Equity

(1)   There were two Class 2’s for each of Vertis Holdings and Vertis–Class 2A and Class 2B.

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Interests, as the case may be, in each such Class.  Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Vertis Prepackaged Plan, and such Classes do not unfairly discriminate between holders of Claims and Equity Interests.  The Vertis Prepackaged Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(b)           Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)).  Articles III, IV and V of the Vertis Prepackaged Plan specify that Vertis Holdings Class 1 (Vertis Holdings Priority Non-Tax Claims), Vertis Holdings Class 2A (Vertis Holdings Revolving Credit Facility Guarantee Claims), Vertis Holdings Class 2B (Vertis Holdings Term Loan Guarantee Claims), Vertis Holdings Class 3 (Vertis Holdings Other Secured Claims), Vertis Class 1 (Vertis Priority Non-Tax Claims), Vertis Class 2A (Vertis Revolving Credit Facility Claims), Vertis Class 2B (Vertis Term Loan Claims), Vertis Class 3 (Vertis Other Secured Claims), Vertis Class 7 (Vertis General Unsecured Claims), and Vertis Class 9 (Vertis Equity Interests), are unimpaired under the Vertis Prepackaged Plan within the meaning of section 1124 of the Bankruptcy Code, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(c)           Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)).  Articles III, IV and V of the Vertis Prepackaged Plan designate Vertis Holdings Class 4 (Vertis Holdings General Unsecured Claims), Vertis Holdings Class 5 (Vertis Holdings Section 510(b) Claims), Vertis Holdings Class 6 (Vertis Holdings Equity Interests), Vertis Class 4 (Vertis Second Lien Notes Claims), Vertis Class 5 (Vertis Senior Notes Claims, Vertis Class 6 (Vertis Senior Subordinated Notes Claims), and Vertis Class 8 (Vertis Section 510(b) Claims) as impaired within the meaning of section 1124 of the

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Bankruptcy Code and specify the treatment of the Claims and Equity Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(d)           No Discrimination (11 U.S.C. § 1123(a)(4)).  The Vertis Prepackaged Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(e)           Implementation of the Vertis Prepackaged Plan (11 U.S.C. § 1123(a)(5)).  The Vertis Prepackaged Plan and the various documents and agreements set forth in the Plan Supplement provide adequate and proper means for the implementation of the Vertis Prepackaged Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code, including (i) the substantive consolidation of the Debtors (except for Vertis Holdings) for Vertis Prepackaged Plan purposes only, (ii) all corporate action as set forth more fully in Article VI, Section 6.2 of the Vertis Prepackaged Plan), including the adoption and filing with the Secretary of State of the State of Delaware of the Restated Certificate of Incorporation and, as applicable, amendments to the certificates of incorporation or organization documents of the other Reorganized Debtors and the adoption of restated by-laws of each Reorganized Debtor, (iii) consummation of the Merger as set forth in the Merger Agreement, (iv) the issuance of the New Vertis Second Lien Notes, New Vertis Senior Notes, New Common Stock and New Warrants, (v) the cancellation of existing securities and agreements and the surrender of existing securities, (vi) entry into, or assumption of, employment agreements with existing management, (vii) entry into the Stockholders’ Agreement, (viii) entry into the Advisory Services

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Agreements, (ix) adoption of the Equity Incentive Plan and the New Bonus Plan, (x) entry into the Exit Financing, and (xi) the cancellation of Liens.

(f)            Non-Voting Equity Securities / Allocation of Voting Power (11 U.S.C. § 1123(a)(6)).  The Restated Certificate of Incorporation of Vertis Holdings prohibits the issuance of non-voting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code, and authorizes the issuance of one (1) class of common stock (the New Common Stock), as well as preferred stock.  Pursuant to the Vertis Prepackaged Plan, only the New Common Stock is being issued.  The issuance of the New Common Stock complies with section 1123(a)(6) of the Bankruptcy Code.  Pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, the Restated Certificate of Incorporation, the certificates of incorporation of Vertis, Inc. and the organization documents for the Vertis Debtors that are limited liability companies, have been amended as necessary to satisfy the provisions of the Bankruptcy Code and include, among other things, (i) a provision prohibiting the issuance of non-voting equity securities and (ii) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends.

(g)           Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)).  The Plan Supplement and Sections 6.2(c) and (d) of Article 6 of the Vertis Prepackaged Plan contain provisions with respect to the manner of selection of directors and officers of the Reorganized Debtors that are consistent with the interests of creditors, equity

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security holders, and public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.

(h)           Impairment/Unimpairment of Classes of Claims and Equity Interests (11 U.S.C. § 1123(b)(1)).  Pursuant to Article III of the Vertis Prepackaged Plan, (a) Vertis Holdings Class 4 (Vertis Holdings General Unsecured Claims), Vertis Holdings Class 5 (Vertis Holdings Section 510(b) Claims), Vertis Holdings Class 6 (Vertis Holdings Equity Interests), Vertis Class 4 (Vertis Second Lien Notes Claims), Vertis Class 5 (Vertis Senior Notes Claims, Vertis Class 6 (Vertis Senior Subordinated Notes Claims), and Vertis Class 8 (Vertis Section 510(b) Claims)  are impaired and (b) Vertis Holdings Class 1 (Vertis Holdings Priority Non-Tax Claims), Vertis Holdings Class 2A (Vertis Holdings Revolving Credit Facility Guarantee Claims), Vertis Holdings Class 2B (Vertis Holdings Term Loan Guarantee Claims), Vertis Holdings Class 3 (Vertis Holdings Other Secured Claims), Vertis Class 1 (Vertis Priority Non-Tax Claims), Vertis Class 2A (Vertis Revolving Credit Facility Claims), Vertis Class 2B (Vertis Term Loan Claims), Vertis Class 3 (Vertis Other Secured Claims), Vertis Class 7 (Vertis General Unsecured Claims), and Vertis Class 9 (Vertis Equity Interests), are unimpaired, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

(i)            Assumption and Rejection (11 U.S.C. § 1123(b)(2)).  Article IX of the Vertis Prepackaged Plan (and Exhibit “I” of the Plan Supplement) governing the assumption and rejection of executory contracts and unexpired leases meets the requirements of section 365(b) of the Bankruptcy Code.  There have been no objections to the Debtors’ assumption of all executory contracts pursuant to Article IX of the Vertis Prepackaged Plan.

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(j)            Additional Plan Provisions (11 U.S.C. § 1123(b)(6)).  The provisions of the Vertis Prepackaged Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

(k)           Cure of Defaults (11 U.S.C. § 1123(d)).  Section 9.2 of the Vertis Prepackaged Plan provides for the satisfaction of default claims associated with each executory contract and unexpired lease to be assumed pursuant to the Vertis Prepackaged Plan in accordance with section 365(b)(1) of the Bankruptcy Code.  All cure amounts will be determined in accordance with the underlying agreements and applicable bankruptcy and nonbankruptcy law.  Thus, the Vertis Prepackaged Plan complies with section 1123(d) of the Bankruptcy Code

N.            The Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)).  The Debtors have complied with the applicable provisions of the Bankruptcy Code.  Specifically:

(a)           Each of the Debtors is an eligible debtor under section 109 of the Bankruptcy Code;

(b)           The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

(c)           The Debtors have complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126(b), the Bankruptcy Rules, the Local Rules, applicable nonbankruptcy law, the Scheduling Order, and all other applicable law, in transmitting the Vertis Prepackaged Plan, the Plan Supplement, the Disclosure

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Statement, the Ballots, and related documents and notices and in soliciting and tabulating the votes on the Vertis Prepackaged Plan.

O.            Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)).  The Debtors have proposed the Vertis Prepackaged Plan (including the Exit Financing contemplated thereunder and all documents necessary to effectuate the Vertis Prepackaged Plan) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.  The Debtors’ good faith is evident from the facts and record of these Vertis Debtors’ Reorganization Cases, the Disclosure Statement, and the record of the August 26 Hearings and other proceedings held in these Vertis Debtors’ Reorganization Cases.  The Vertis Prepackaged Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ estates and to effectuate a successful reorganization of the Debtors.  The Vertis Prepackaged Plan (including all documents necessary to effectuate the Vertis Prepackaged Plan) was negotiated at arms’ length among representatives of the Debtors, the ACG Debtors, the holders of substantially all general unsecured claims against Vertis Holdings, the Vertis Second Lien Noteholders, the Vertis Senior Noteholder Group, the Vertis Senior Subordinated Noteholders, the ACG Second Lien Noteholders, and their respective professionals.  The Vertis Second Lien Noteholder Group and the Vertis Informal Committee, as well as the individual signatories to the Restructuring Agreement, support confirmation of the Vertis Prepackaged Plan.  Further, the Vertis Prepackaged Plan’s classification, indemnification, exculpation, release, and injunction provisions have been negotiated in good faith and at arms’ length, are consistent with sections 105, 1122,

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1123(b)(6), 1123(b)(3)(A), 1129, and 1142 of the Bankruptcy Code, and are each necessary for the Debtors’ successful reorganization.

P.             Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)).

(a)           Any payment made or to be made by the Debtors for services or for costs and expenses of the Debtors’ professionals in connection with their Vertis Debtors’ Reorganization Cases, or in connection with the Vertis Prepackaged Plan and incident to the Vertis Debtors’ Reorganization Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

(b)           As part of the negotiated terms on which the Vertis Informal Committee, the Vertis Second Lien Noteholder Group, certain holders of notes under the 13 1/2% Indenture that are signatories to the Restructuring Agreement, and the ACG Informal Committee agreed to proceed with the consensual, pre-packaged restructuring reflected in the Vertis Prepackaged Plan, the Debtors have agreed to pay without any requirement to file any retention or fee applications (i) the reasonable fees and expenses of certain professional advisors to such parties and (ii) reasonable out-of-pocket expenses of the members of the Vertis Informal Committee and Vertis Second Lien Noteholder Group pursuant to the Restructuring Agreement.

Q.            Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)).  The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code.  The identity and affiliations of the persons proposed to serve as the initial directors and officers of the Reorganized Debtors after confirmation of the Vertis Prepackaged Plan have been fully

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disclosed to the extent such information is available, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against and Equity Interests in the Debtors and with public policy.  As set forth in the Plan Supplement, on the Effective Date, the new board of directors of Reorganized Vertis Holdings shall be comprised of five (5) members, each of whom is identified in the Plan Supplement.  Each such member and each member of the new boards of directors of the other Reorganized Vertis Debtors will serve in accordance with the terms and subject to the conditions of the Restated Certificate of Incorporation, Restated Bylaws, Stockholders’ Agreement, and other relevant organizational documents, each as applicable.  The identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of such insider’s compensation have also been fully disclosed.

R.            No Rate Changes (11 U.S.C. § 1129(a)(6)).  The Vertis Prepackaged Plan does not provide for rate changes by any of the Reorganized Debtors.  Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Vertis Debtors’ Reorganization Cases.

S.             Best Interest of Creditors (11 U.S.C. § 1129(a)(7)).  The Vertis Prepackaged Plan satisfies section 1129(a)(7) of the Bankruptcy Code.  The liquidation analysis provided in the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that each holder of an impaired Claim or Equity Interest either has accepted the Vertis Prepackaged Plan or will receive or retain under the Vertis Prepackaged Plan, on account of such Claim or Equity Interest, property of a

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value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

T.            Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)).  Vertis Holdings Class 1 (Vertis Holdings Priority Non-Tax Claims), Vertis Holdings Class 2A (Vertis Holdings Revolving Credit Facility Guarantee Claims), Vertis Holdings Class 2B (Vertis Holdings Term Guarantee Claims), Vertis Holdings Class 3 (Vertis Holdings Other Secured Claims), Vertis Class 1 (Vertis Priority Non-Tax Claims), Vertis Class 2A (Vertis Revolving Credit Facility Claims), Vertis Class 2B (Vertis Term Loan Claims), Vertis Class 3 (Vertis Other Secured Claims), Vertis Class 7 (Vertis General Unsecured Claims), and Vertis Class 9 (Vertis Equity Interests) are Classes of unimpaired Claims that are conclusively presumed to have accepted the Vertis Prepackaged Plan in accordance with section 1126(f) of the Bankruptcy Code.  Vertis Holdings Class 4 (Vertis Holdings General Unsecured Claims), Vertis Class 4 (Vertis Second Lien Notes Claims), Vertis Class 5 (Vertis Senior Notes Claims), and Vertis Class 6 (Vertis Senior Subordinated Notes Claims) have voted to accept the Vertis Prepackaged Plan in accordance with sections 1126(b) and (c) of the Bankruptcy Code, without regard to the votes of  insiders of the Debtors.  Vertis Holdings Class 5 (Vertis Holdings Section 510(b) Claims), Vertis Holdings Class 6 (Vertis Holdings Equity Interests), and Vertis Class 8 (Vertis Section 510(b) Claims) are impaired by the Vertis Prepackaged Plan and are not entitled to receive or retain any property under the Vertis Prepackaged Plan and, therefore, are deemed to have rejected the Vertis Prepackaged Plan pursuant to section 1126(g) of the Bankruptcy Code.  Pursuant to section 1129(b)(1) of the Bankruptcy

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Code, the Vertis Prepackaged Plan may be confirmed notwithstanding the fact that Vertis Holdings Class 5 (Vertis Holdings Section 510(b) Claims), Vertis Holdings Class 6 (Vertis Holdings Equity Interests), and Vertis Class 8 (Vertis Section 510(b) Claims) are impaired and are deemed to have rejected the Vertis Prepackaged Plan.

U.            Treatment of Administrative Expense Claims, Priority Tax Claims, DIP Lender Claims and Other Priority Claims (11 U.S.C. § 1129(a)(9)).  The treatment of Allowed Administrative Expense Claims pursuant to Section 2.1 of the Vertis Prepackaged Plan satisfies the requirements of section 1129(a)(9)(A) of the Bankruptcy Code.  The treatment of Priority Non-Tax Claims pursuant to Sections 4.1 and 4.8 of the Vertis Prepackaged Plan satisfies the requirements of section 1129(a)(9)(B) of the Bankruptcy Code.  The treatment of Priority Tax Claims pursuant to Section 2.3 of the Vertis Prepackaged Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.  Pursuant to Section 8.1 of the Vertis Prepackaged Plan, no holder of an Administrative Expense Claim is required to file a proof of claim or request for payment of administrative expenses under section 503(b) of the Bankruptcy Code except as set forth in the Vertis Prepackaged Plan.  The treatment of DIP Lender Claims pursuant to Section 2.4 of the Vertis Prepackaged Plan satisfies the requirements of section 1129(a)(9)(A) of the Bankruptcy Code.  On and after the Effective Date, all such valid Claims shall be paid in the ordinary course of business of the Reorganized Debtors, subject to parties’ ability to dispute such Claims in accordance with Article VIII of the Vertis Prepackaged Plan and applicable non-bankruptcy law.

V.            Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)).  Vertis Holdings Class 4 (Vertis Holdings General Unsecured Claims), Vertis Class 4 (Vertis

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Second Lien Notes Claims), Vertis Class 5 (Vertis Senior Notes Claims), and Vertis Class 6 (Vertis Senior Subordinated Notes Claims) voted to accept the Vertis Prepackaged Plan by the requisite majorities, determined without including any acceptance of the Vertis Prepackaged Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

W.           Feasibility (11 U.S.C. § 1129(a)(11)).  The information in the Disclosure Statement, the Kohn Declaration and the evidence proffered or adduced at the Confirmation Hearing (i) is persuasive and credible, (ii) has not been controverted by other evidence, and (iii) establishes that the Vertis Prepackaged Plan is feasible and that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Vertis Prepackaged Plan and their business in the ordinary course and that confirmation of the Vertis Prepackaged Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

X.            Payment of Fees (11 U.S.C. § 1129(a)(12)).  All fees payable under section 1930 of title 28, United States Code, as determined by the Bankruptcy Code, have been or will be paid on or before the Effective Date pursuant to Section 13.1 of the Vertis Prepackaged Plan, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

Y.            Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)).  Section 9.4 of the Vertis Prepackaged Plan provides that except and to the extent previously assumed by an order of the Bankruptcy Court, on or before the Confirmation

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Date, all employee compensation and Benefit Plans of the Debtors, including Benefit Plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed under the Vertis Prepackaged Plan.  The Vertis Debtors maintain two qualified non-contributory defined benefit pension plans:  (1) Webcraft Retirement Income Plan and (2) Webcraft Service Related Pension Plan (the “Pension Plans”).  The Vertis Debtors intend to continue the Pension Plans and meet the minimum funding standards.  The Debtors’ obligations under such plans and programs shall survive confirmation of the Vertis Prepackaged Plan, except for (i) executory contracts or Benefit Plans specifically rejected pursuant to the Vertis Prepackaged Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract.  Accordingly, the Vertis Prepackaged Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code.

Z.            No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)).  The Debtors are not required by a judicial or administrative order, or by statute, to pay a domestic support obligation.  Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in these Vertis Debtors’ Reorganization Cases.

AA.        Debtors Are Not Individuals (11 U.S.C. § 1129(a)(15)).  The Debtors are not individuals, and accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in these Vertis Debtors’ Reorganization Cases.

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BB.          No Applicable Nonbankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)).  The Debtors are each a moneyed, business, or commercial corporation, and accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in these Vertis Debtors’ Reorganization Cases.

CC.          No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)).   Vertis Holdings Class 5 (Vertis Holdings Section 510(b) Claims), Vertis Holdings Class 6 (Vertis Holdings Equity Interests), and Vertis Class 8 (Vertis Section 510(b) Claims) are deemed to have rejected the Vertis Prepackaged Plan.  Based upon the evidence proffered, adduced, and presented by the Debtors at the Confirmation Hearing, the Vertis Prepackaged Plan does not discriminate unfairly with respect to and is fair and equitable with respect the aforementioned Classes, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code, because no holder of any interest that is junior to each such Class will receive or retain any property under the Vertis Prepackaged Plan on account of such junior interest, and no holder of a Claim in a Class senior to such Classes is receiving more than 100% on account of its Claim.  Thus, the Vertis Prepackaged Plan may be confirmed notwithstanding the deemed rejection of the Vertis Prepackaged Plan by these Classes.

DD.         Only One Plan (11 U.S.C. § 1129(c)).  The Vertis Prepackaged Plan is the only plan filed in each of these cases, and accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in these Vertis Debtors’ Reorganization Cases.

EE.          Principal Purpose of the Vertis Prepackaged Plan (11 U.S.C. § 1129(d)).  The principal purpose of the Vertis Prepackaged Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act and no

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governmental entity has objected to the confirmation of the Vertis Prepackaged Plan on any such grounds.  The Vertis Prepackaged Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.

FF.          Good Faith Solicitation (11 U.S.C. § 1125(e)).  Based on the record before the Court in these Vertis Debtors’ Reorganization Cases, including evidence presented at the August 26 Hearing, the Debtors, the ACG Debtors, the Reorganized Debtors, each Informal Committee, the Vertis Second Lien Noteholder Group, any noteholder signatory to the Restructuring Agreement, the Vertis Shareholders, and the Vertis Indenture Trustee, and their respective successors, predecessors, control persons, members, officers, directors, employees and agents and their respective attorneys, financial advisors, investment bankers, accountants, and other professionals retained by such persons (i) have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules, the Local Rules and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with all their respective activities relating to the solicitation of acceptances to the Vertis Prepackaged Plan and their participation in the activities described in section 1125 of the Bankruptcy Code and (ii) shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Vertis Prepackaged Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Vertis Prepackaged Plan or the offer and issuance of the

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securities under the Vertis Prepackaged Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and, to the extent such parties are listed therein, the exculpation provisions set forth in Section 11.4 of the Vertis Prepackaged Plan.

GG.                             Satisfaction of Confirmation Requirements.  Based upon the foregoing, the Vertis Prepackaged Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

HH.                           Implementation.  All documents necessary to implement the Vertis Prepackaged Plan, including those contained in the Plan Supplement, and all other relevant and necessary documents have been negotiated in good faith and at arms’ length and shall, upon completion of documentation and execution (including the documentation of the Exit Financing), be valid, binding, and enforceable agreements and not be in conflict with any federal or state law.

II.                                     Injunction, Exculpation, and Releases.  The Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the injunction, exculpation, and releases set forth in Sections 11.4, 11.5, 11.6, and 11.9 of the Vertis Prepackaged Plan, respectively.  Section 105(a) of the Bankruptcy Code permits issuance of the injunction and approval of the unopposed releases set forth in Sections 11.4, 11.5, 11.6, and 11.9 of the Vertis Prepackaged Plan, respectively, if, as has been established here based upon the record in the Vertis Debtors’ Reorganization Cases and the evidence presented at the August 26 Hearing, such provisions (i) were integral to the agreement among the various parties in interest, as reflected in the Restructuring Agreement, and  are essential to the formulation and implementation of the Vertis

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Prepackaged Plan, as provided in section 1123 of the Bankruptcy Code, (ii) confer substantial benefits on the Debtors’ estates, (iii) are fair, equitable and reasonable, and (iv) are in the best interests of the Debtors, their estates, and parties in interest.  Further, the exculpation provision in the Vertis Prepackaged Plan does not relieve any party of liability for an act or omission to the extent such act or omission is determined by a final order to have constituted fraud, willful misconduct or gross negligence.  Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the releases, exculpation, and injunction set forth in the Vertis Prepackaged Plan and implemented by this Confirmation Order are fair, equitable, reasonable, and in the best interests of the Debtors, the Reorganized Debtors and their estates, creditors and equity holders.  The releases of non-Debtors under the Vertis Prepackaged Plan are fair to holders of Claims and are necessary to the proposed reorganization, thereby satisfying the requirements of In re Continental Airlines, Inc., 203 F.3d 203, 214 (3d Cir. 2000).  Such releases are given in exchange for and are supported by fair, sufficient, and adequate consideration provided by each and all of the parties providing such releases.  The record of the Confirmation Hearing and these chapter 11 cases is sufficient to support the releases, exculpation, and injunction provided for in Sections 11.4, 11.5, 11.6, and 11.9 of the Vertis Prepackaged Plan.  Accordingly, based upon the record of these Vertis Debtors’ Reorganization Cases, the representations of the parties, and/or the evidence proffered, adduced, and/or presented at the Confirmation Hearing, this Court finds that the injunction, exculpation, and releases set forth in Article 11 of the Vertis Prepackaged Plan are consistent with the Bankruptcy Code and applicable law.  The failure to

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implement the injunction, exculpation and releases would seriously impair the Debtors’ ability to confirm the Vertis Prepackaged Plan.

JJ.            Except as otherwise provided in the Vertis Prepackaged Plan and this Confirmation Order, the Vertis Prepackaged Plan is a settlement between and among the Debtors and their creditors and equity holders of all Claims and litigation against the Debtors, pending or threatened, or that was or could have been commenced against the Debtors prior to the date of entry of this Confirmation Order (other than the Reorganized Debtors’ ability to prosecute objections to Claims and other retained causes of action to the extent preserved under the Vertis Prepackaged Plan), including pursuant to Section 11.12 of the Vertis Prepackaged Plan.

KK.         Good Faith.  The Debtors and the Lenders, the Agent (as the terms “Lenders” and “Agent” are defined in the Debtor-in-Possession Financing (as defined in the Vertis Prepackaged Plan)), the other parties under the Debtor-in-Possession Financing, the lenders and the agents under the Exit Financing, including, for the avoidance of doubt, including Avenue Investments, L.P. and its affiliates, and all of their respective members, officers, directors, agents, financial advisers, attorneys, employees, equity holders, partners, affiliates, and representatives will be acting in good faith if they proceed to (i) consummate the Vertis Prepackaged Plan and the agreements, settlements, transactions, and transfers contemplated thereby and (ii) take the actions authorized and directed by this Confirmation Order.

LL.          Exit Financing.  Upon diligent inquiry, the Debtors have determined that the Exit Financing is the best alternative available to the Debtors.  The Exit Financing has been negotiated in good faith and on an arms’ length basis and each

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party thereto may rely upon the provisions of this Confirmation Order in closing the Exit Financing.  The availability of Exit Financing is necessary to the consummation of the Vertis Prepackaged Plan and the operation of the Reorganized Debtors.  The terms and conditions of the Exit Financing are described in the Commitment Letters (as defined below) and the accompanying exit financing fee letters are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, are supported by reasonably equivalent value and fair consideration and are in the best interests of the Debtors’ estates and their creditors.  The execution, delivery, or performance by the Debtors or Reorganized Debtors, as the case may be, of any documents in connection with the Exit Financing, in accordance with the commitment letters included as Exhibits “A” and “B” to the Plan Supplement (the “Commitment Letters”), and compliance by the Debtors or Reorganized Debtors, as the case may be, with the terms thereof is authorized by, and will not conflict with, the terms of the Vertis Prepackaged Plan or this Confirmation Order.  The financial accommodations to be extended pursuant to the Commitment Letters and the Exit Financing documents are being extended in good faith, for legitimate business purposes, are reasonable, and shall not be subject to recharacterization for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any other applicable nonbankruptcy law.  The Exit Financing documents, including the Commitment Letters, any associated fee letters and any definitive loan documentation, shall constitute legal, valid, binding and authorized obligations of the Reorganized Debtors enforceable in accordance with their terms.  On the Effective Date, all of the liens and security interest to be granted in accordance with the Exit Financing documents

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shall be deemed approved and shall be legal, valid, binding and enforceable first priority liens on the collateral for the Exit Financing.  The security interests and liens granted in accordance with the Exit Financing documents shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable nonbankruptcy law.  The Debtors and/or Reorganized Debtors and the persons granted such liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of this Confirmation Order.  All fees, costs and expenses paid or to be paid by the Reorganized Debtors in connection with the Exit Financing are hereby ratified and approved.

MM.       Valuation.  Pursuant to the valuation analysis set forth in the Disclosure Statement, the enterprise value of the Debtors is insufficient to support a distribution to holders of Vertis Holdings Equity Interests, Vertis Holdings Section 510(b) Claims, or Vertis Section 510(b) Claims under absolute priority principles.

NN.         Retention of Jurisdiction.  The Court may properly, and upon the Effective Date shall, retain exclusive jurisdiction over all matters arising out of, and related to, the Vertis Debtors’ Reorganization Cases, including the matters set forth in Article XII of the Vertis Prepackaged Plan and section 1142 of the Bankruptcy Code.

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ORDER

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

1.             Findings of Fact and Conclusions of Law.  The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014.  To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa.

2.             Notice of the August 26 Hearings.  Notice of the August 26 Hearings complied with the terms of the Scheduling Order, was appropriate and satisfactory based upon the circumstances of the Vertis Debtors’ Reorganization Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

3.             Solicitation.  The solicitation of votes on the Vertis Prepackaged Plan complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Vertis Debtors’ Reorganization Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and applicable nonbankruptcy law.

4.             Ballots.  The forms of Ballots annexed to the Voting Certification are in compliance with Bankruptcy Rule 3018(c), conform to Official Form Number 14, and are approved in all respects.

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5.             The Disclosure Statement.  The Disclosure Statement (a) contains adequate information of a kind generally consistent with the disclosure requirements of applicable nonbankruptcy law, including the Securities Act, (b) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Vertis Prepackaged Plan, and the transactions contemplated therein, and (c) is approved in all respects.  To the extent that the Debtors’ solicitation of acceptances of the Plan is deemed to constitute an offer of new securities, the Debtors are exempt from the registration requirements of the Securities Act (and of any equivalent state securities or “blue sky” laws) with respect to such solicitation under section 4(2) of the Securities Act and Regulation D promulgated thereunder.  Section 4(2) exempts from registration under the Securities Act all “transactions by an issuer not involving any public offering.”  15 U.S.C. § 77d(2).  The Debtors have complied with the requirements of section 4(2) of the Securities Act, as the prepetition solicitation of acceptances would constitute a private placement of securities.  The solicitation to creditors was made only to those creditors who are “Accredited Investors” as defined in Regulation D under the Securities Act, as creditors were required to certify on their Ballots that they were accredited investors.

6.             Confirmation of the Vertis Prepackaged Plan.  The Vertis Prepackaged Plan and each of its provisions shall be, and hereby are, CONFIRMED under section 1129 of the Bankruptcy Code.  The documents contained in the Plan Supplement are authorized and approved.  The terms of the Vertis Prepackaged Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order.

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7.             Objections.  All Objections, responses to, and statements and comments, if any, in opposition to, the Vertis Prepackaged Plan and/or the Disclosure Statement, respectively, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the August 26 Hearings, shall be, and hereby are, overruled in their entirety for the reasons stated on the record.

8.             No Action.  Pursuant to the appropriate provisions of the General Corporation Law of the State of Delaware and section 1142(b) of the Bankruptcy Code, no action of the respective directors or stockholders of the Debtors shall be required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Vertis Prepackaged Plan and any contract, instrument, or other document to be executed, delivered, adopted or amended in connection with the implementation of the Vertis Prepackaged Plan, including the Merger Agreement and any documentation executed in connection with the Debtors’ Exit Financing, provided that such contract, instrument or other document shall be reasonably satisfactory to the Vertis Informal Committee, the ACG Informal Committee and the Vertis Second Lien Noteholder Group.

9.             Binding Effect.  On or after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the provisions of the Vertis Prepackaged Plan shall bind the Debtors, the Reorganized Debtors, all holders of Claims and Equity Interests of the Debtors (irrespective of whether such Claims or Equity Interests are impaired under the Vertis Prepackaged Plan or whether the holders of such Claims or Equity Interests accepted or are deemed to have accepted the Vertis Prepackaged Plan), any and all non-Debtor parties to executory contracts and unexpired leases with any of

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the Debtors, any other party in interest in the Vertis Debtors’ Reorganization Cases, and the respective heirs, executors, administrators, successors, or assigns, if any, of any of the foregoing.

10.           Free and Clear.  Except as otherwise provided in the Vertis Prepackaged Plan or in this Confirmation Order, from and after the Effective Date, the Reorganized Debtors shall be vested with all property of the Estates, free and clear of all Claims, liens, encumbrances, charges and other interests of creditors and equity security holders of the Debtors.  From and after the Effective Date, the Reorganized Debtors may operate each of their businesses and use, acquire or dispose of assets free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Court, or the United States Trustee (except for quarterly operating reports and fees associated therewith).

11.           DIP Lender Claims.  On the Effective Date, the Debtors shall pay all non-contingent Allowed DIP Lender Claims in full in Cash from the Exit Financing.  Upon payment and satisfaction in full of all Allowed DIP Lender Claims, all Liens and security interests granted to secure such obligations, whether in the Vertis Debtors’ Reorganization Cases or otherwise, shall be terminated and of no further force or effect.  Notwithstanding any provision of the Confirmation Order or the Vertis Prepackaged Plan, any contingent (as of the Effective Date) DIP Lender Claims shall survive and shall not be discharged by the entry of this Confirmation Order.  In addition, notwithstanding any provisions of this Confirmation Order or the Vertis Prepackaged Plan, any contingent (as of the Effective Date) “Prepetition Agreement Expenses” or “Surviving A/R Obligations,” as such terms are defined in the Final DIP Order, shall survive and shall not be discharged by the entry of this Confirmation Order.  On the Effective Date and upon

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the receipt by the DIP Agent (as defined in the Final DIP Order) of payment of all non-contingent Allowed DIP Lender Claims in full in Cash from the Exit Financing, the DIP Lenders’ commitments (if any) under the Debtor-in-Possession Financing and/or the Final DIP Order shall be terminated.

12.           Substantive Consolidation.  Pursuant to Section 6.1 of the Vertis Prepackaged Plan, the Vertis Prepackaged Plan is premised upon the substantive consolidation of Vertis and the Vertis Subsidiary Debtors for purposes of the Vertis Prepackaged Plan only.  Accordingly, on the Effective Date, all of Vertis and the Vertis Subsidiary Debtors and their Estates shall, for purposes of the Vertis Prepackaged Plan only, be deemed merged and (i) all assets and liabilities of Vertis and the Vertis Subsidiary Debtors shall be treated for purposes of the Vertis Prepackaged Plan only as though they were merged, (ii) all guarantees of Vertis and the Vertis Subsidiary Debtors of payment, performance, or collection of obligations of any other Vertis Subsidiary Debtors or Vertis shall be eliminated and cancelled, (iii) all joint obligations of two (2) or more Vertis Subsidiary Debtors and/or Vertis and all multiple Claims against such entities on account of such joint obligations, shall be considered a single claim against Vertis and the Vertis Subsidiary Debtors, and (iv) any Claim filed in the Vertis Debtors’ Reorganization Cases or any of the Vertis Subsidiary Debtors shall be deemed filed against the consolidated Vertis and the Vertis Subsidiary Debtors and a single obligation of the consolidated Vertis and the Vertis Subsidiary Debtors on and after the Effective Date.  Such substantive consolidation shall not (other than for voting, treatment, and distribution purposes under the Vertis Prepackaged Plan) affect (x) the legal and corporate structures of Vertis and the Vertis Subsidiary Debtors (including the corporate

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ownership of the Vertis Subsidiary Debtors), and (y) any intercompany claims; provided, however, that notwithstanding the foregoing, each Debtor shall continue to fulfill any and all post-confirmation obligations attributable to it as if no substantive consolidation has occurred for purposes of the Vertis Prepackaged Plan.

13.           Implementation of the Vertis Prepackaged Plan.  The Debtors and the Reorganized Debtors shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements, including those contained in the Plan Supplement, and take such other actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Vertis Prepackaged Plan, including all such actions delineated in Section 6.2 of the Vertis Prepackaged Plan.  On the Effective Date, the appropriate officers or representatives of the Reorganized Debtors and members of the boards of directors of the same are authorized and empowered to issue, execute, file and deliver or record such documents, contracts, instruments, releases and other agreements, including those contained in the Plan Supplement, contemplated by the Vertis Prepackaged Plan, in the name of and on behalf of the Reorganized Debtors.  On the Effective Date, the existing boards of directors of each of the Debtors shall be deemed to have resigned and the respective Debtor will be deemed to have accepted such resignation without the need for further action by any Debtor or board member.  The boards of directors of the Reorganized Debtors shall, as of the Effective Date, consist of those directors identified in the Plan Supplement, without the need for any further action.

14.           The Merger.  The Reorganized Debtors are hereby authorized to consummate the Merger as set forth in the Merger Agreement (which is hereby deemed

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assumed without the need for any Cure), file a certificate of merger with the Delaware Secretary of State and execute any additional documents and take any additional action necessary to consummate the Merger or otherwise contemplated by the Merger Agreement.  In addition, on the Effective Date, the Reorganized Debtors may (a) cause the transfer of assets or equity interests between or among the Reorganized Debtors and the ACG Debtors and/or (b) engage in any other transaction in further of the Vertis Prepackaged Plan.

15.           Issuance of New Notes, New Common Stock, and New Warrants. Reorganized Vertis Holdings is authorized to issue the New Vertis Second Lien Notes, New Vertis Senior Notes, New Common Stock, and New Warrants.  The New Vertis Second Lien Notes Indenture, New Vertis Senior Notes Indenture, Stockholders’ Agreement, and New Warrant Agreement shall be, upon execution and delivery, legal, valid, and binding obligations of Reorganized Vertis Holdings and enforceable against Reorganized Vertis Holdings in accordance with their terms.

16.           Compliance with Section 1123(a)(6) of the Bankruptcy Code.  The Restated Certificate of Incorporation of Vertis Holdings, Inc., and the terms governing the issuance of the New Common Stock and New Warrants, comply in all respects with section 1123(a)(6) of the Bankruptcy Code, and are hereby approved.  The adoption and filing by Reorganized Vertis Holdings of the Restated Certificate of Incorporation is hereby authorized, ratified, and approved.

17.           Exemption from Securities Law.  The issuance of the New Common Stock, the New Warrants (and the New Common Stock for which such New Warrants are exercisable), the New Vertis Second Lien Notes, and the New Vertis Senior

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Notes (including any guarantees issued in connection with the foregoing), and any other securities pursuant to the Prepackaged Plan and any subsequent sales, resales or transfers, or other distributions of any such securities shall be exempt from any federal or state securities laws registration requirements, including section 5 of the Securities Act, to the fullest extent permitted by section 1145 of the Bankruptcy Code.

18.           Cancellation of Existing Securities and Agreements.  On the Effective Date, the 9 3/4% Indenture, the 10 7/8% Indenture, the 13 1/2% Indenture, the Vertis Holdings Mezzanine Note Agreement, and the Vertis Holdings Equity Interests, and related guarantees under the 9 3/4% Indenture, the 10 7/8% Indenture, and the 13 1/2% Indenture, shall be cancelled; provided, however the 9 3/4% Indenture, the 10 7/8% Indenture, the 13 1/2% Indenture and the Vertis Holdings Mezzanine Note Agreement shall continue in effect solely for the purpose of  allowing the holders of Vertis Second Lien Notes Claims, Vertis Senior Notes Claims, Vertis Senior Subordinated Notes Claims and Vertis Holdings General Unsecured Claims to receive their distributions hereunder and preserving the liens of the Vertis Indenture Trustee against such distributions to the extent that the Indenture Trustee Claims are not otherwise paid pursuant to the provisions of the Vertis Prepackaged Plan.

19.           Surrender of Existing Securities.  As soon as practicable, on or after the Effective Date, each holder of Vertis Second Lien Notes Claims, Vertis Senior Notes Claims, and Vertis Senior Subordinated Notes Claims shall surrender its note(s) to the Vertis Indenture Trustee or in the event such note(s) are held in the name of, or by a nominee of, The Depository Trust Company, the Reorganized Debtors shall seek the cooperation of The Depository Trust Company to provide appropriate instructions to the

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Vertis Indenture Trustee.  No distributions under the Vertis Prepackaged Plan shall be made for or on behalf of such holder unless and until such note is received by the Vertis Indenture Trustee or appropriate instructions from The Depository Trust Company shall be received by the Vertis Indenture Trustee or the loss, theft or destruction of such note is established to the reasonable satisfaction of the Vertis Indenture Trustee as applicable, which satisfaction may require such holder to submit (a) a lost instrument affidavit and (b) an indemnity bond holding the Debtors, the Reorganized Debtors, and the Vertis Indenture Trustee harmless in respect of such note and any distributions made thereof.  Upon compliance with Section 6.8 of the Vertis Prepackaged Plan by a holder of any note, such holder shall, for all purposes under the Vertis Prepackaged Plan, be deemed to have surrendered such note.  Any holder that fails to surrender such note or satisfactorily explains its non-availability to the Vertis Indenture Trustee within one (1) year of the Effective Date shall be deemed to have no further Claim against the Debtors and the Reorganized Debtors (or their property) or the Vertis Indenture Trustee in respect of such Claim and shall not participate in any distribution under the Vertis Prepackaged Plan. All property in respect of such forfeited distributions, including interest thereon, shall be promptly returned to the Reorganized Debtors by the Vertis Indenture Trustee and any such security shall be cancelled.

20.           Subordination.  Except as otherwise expressly provided in the Vertis Prepackaged Plan, this Confirmation Order or a separate order of this Court, the classification and manner of satisfying all Claims and Equity Interests under the Vertis Prepackaged Plan takes into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510 of the

38

Bankruptcy Code, or otherwise.  All subordination rights that a holder of a Claim or Equity Interest may have with respect to any distribution to be made under the Vertis Prepackaged Plan shall be discharged and terminated and all actions related to the enforcement of such subordination rights shall be enjoined permanently.  Accordingly, the distributions under the Vertis Prepackaged Plan to the holders of Allowed Claims will not be subject to payment of a beneficiary of such subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

21.           Agreements with Existing Management.  The Debtors are hereby authorized to, and shall on the Effective Date, either assume the existing Vertis employment agreements with Vertis management who are currently subject to a written employment agreement with Vertis or, subject to the reasonable approval of Avenue, upon consultation with Goldman and TCW, enter into amended or modified employment agreements.  If no amended or modified employment agreements are entered into as of the Effective Date, the existing Vertis employment agreements will be deemed as of the Effective Date.  All other obligations of Vertis and its subsidiaries to officers, directors, and employees thereof that are referred to in the Merger Agreement shall be assumed.  The assumption of all existing employment agreements of the Vertis Debtors, including any amendments or modifications thereto and severance benefits or other change-in-control compensation in lieu thereof constituting parachute payments, is hereby approved; provided, however, that such approval for each such employee shall, solely for purposes of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, be limited to the maximum amount of parachute payments to which such employee may

39

be entitled to under the existing employment agreements (being approximately $10,574,453.00  in the aggregate for three employees, assuming a change in control of Vertis as of September 1, 2008).  All such payments and any shareholder vote in respect thereof, are hereby approved.

22.           Post-Effective Date Advisory Services Agreements and Stockholders’ Agreement.  The Debtors are hereby authorized, on the Effective Date, to enter into the Advisory Services Agreements and the Stockholders’ Agreement.

23.           Equity Incentive Plan.  Vertis Holdings is hereby authorized, after the Effective Date, to establish the Equity Incentive Plan.

24.           New Bonus Plan.  Vertis Holdings is hereby authorized, on the Effective Date, to adopt and make any payments approved under the New Bonus Plan and any actions taken or to be taken that are necessary or appropriate in connection therewith by Vertis Holdings, its officers, directors and shareholders are hereby authorized and approved.  Notwithstanding that the Vertis Prepackaged Plan provided that payments under the New Bonus Plan would be made on the Effective Date, payments under the New Bonus Plan shall be as set forth in the New Bonus Plan filed with the Plan Supplement and Vertis Holdings is hereby authorized to make payments after the Effective Date.

25.           Cancellation of Liens.  Except as otherwise provided in the Vertis Prepackaged Plan, upon the occurrence of the Effective Date, any Lien securing any Secured Claim shall be deemed released, and the holder of such Secured Claim shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral) held by such holder and to take such actions as may be

40

requested by the Reorganized Debtors, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Reorganized Debtors.  Al right, title and interest of any holder of a Lien shall revert to the Reorganized Debtors.

26.           Compromise of Controversies.  In consideration for the distributions and other benefits, including releases, provided under the Vertis Prepackaged Plan, the provisions of the Vertis Prepackaged Plan constitute a good faith compromise and settlement of all Claims and controversies resolved under the Vertis Prepackaged Plan, and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019, subject to section 11.12 of the Vertis Prepackaged Plan.

27.           Assumption or Rejection of Contracts and Leases.  Pursuant to Section 9.1 of the Vertis Prepackaged Plan, except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Vertis Prepackaged Plan, as of the Effective Date, the Vertis Debtors shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, pursuant to section 365 of the Bankruptcy Code, unless such contract or lease (i) was previously assumed or rejected by the Vertis Debtors, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to reject filed by the Vertis Debtors on or before the Confirmation Date or (iv) is set forth in a schedule, as an executory contract or unexpired lease to be rejected, if any, filed by the Vertis Debtors as part of the Plan Supplement.  Notwithstanding the foregoing, any management agreement or other agreement with any Vertis Shareholder (other than the

41

THL/Evercore Letter Agreement and the CLI Letter Agreement, which shall each be assumed under the Prepackaged Plan on the Effective Date unless terminated prior to the Effective Date) shall be either rejected or terminated pursuant to its terms as of the Effective Date.  Such contract and lease assumptions or rejections are hereby approved as of the Effective Date pursuant to sections 365(b) and 1123(b) of the Bankruptcy Code and all objections, if any, are overruled.

28.           Compensation and Benefit Plans and Treatment of Retiree Benefits.  Section 9.4 of the Vertis Prepackaged Plan is hereby amended to add the following language to the end of the section:

The Vertis Debtors maintain two qualified non-contributory defined benefit pension plans:  (1) Webcraft Retirement Income Plan and (2) Webcraft Service Related Pension Plan (the “Pension Plans”).  The Vertis Debtors intend to continue the Pension Plans and meet the minimum funding standards.  Nothing in the Vertis Prepackaged Plan shall be deemed to release, discharge, or relieve the Vertis Debtors, the Reorganized Debtors, any member of the Vertis Debtors’ controlled groups, or any other party, in any capacity, from any liability with respect to the Pension Plans under Title IV of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1301-1461, and Title 26 of the United States Code, 26 U.S.C. §§ 1-9833.

29.           Conditions to Effective Date.  The Vertis Prepackaged Plan shall not become effective unless and until the conditions set forth in Section 10.1 of the Vertis Prepackaged Plan have been satisfied or waived pursuant to Section 10.2 of the Vertis Prepackaged Plan.  In the event that one or more of the conditions specified in Section 10.1 of the Vertis Prepackaged Plan have not occurred on or before the time period set forth in Section 10.3 of the Vertis Prepackaged Plan or otherwise been waived pursuant to Section 10.2 of the Vertis Prepackaged Plan, (i) this Confirmation Order shall be vacated, (ii) no distributions under the Vertis Prepackaged Plan shall be made; (iii) the

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Vertis Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (iv) the Vertis Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained in the Vertis Prepackaged Plan or in this Confirmation Order shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

30.           Professional Compensation.  Except as provided in Section 2.1 of the Vertis Prepackaged Plan, all entities seeking awards by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is ninety (90) days after the Effective Date their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred (a “Final Fee Application”) and (b) be paid in full, in Cash, in such amounts as are Allowed by the Court in accordance with the order relating to or Allowing any such Administrative Expense Claim.  Notice of a hearing (the “Final Fee Hearing”) on the Final Fee Applications shall be provided in accordance with the Bankruptcy Rules and Local Rules.  The Reorganized Debtors are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.

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31.           Objections to Final Fee Applications.  All objections to any Final Fee Applications shall be filed with the Court, together with proof of service thereof, and served upon the applicant and the Notice Parties, so as to be received not later than 4:00 p.m. prevailing Eastern Time on the date that is five (5) Business Days prior to the Final Fee Hearing.

32.           Administrative Expenses.  Subject to the terms and conditions of any interim or final order of the Bankruptcy Court authorizing the use of cash collateral and the Debtor-in-Possession Financing, administrative expenses incurred by the Debtors or the Reorganized Debtors after the Effective Date, including Claims for professionals’ fees and expenses, shall not be subject to application and may be paid by the Debtors or the Reorganized Debtors, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval.  The Debtors shall pay the costs and expenses incurred by the Disbursement Agent (including the reasonable fees and expenses of the Disbursement Agent’s attorneys) in connection with consummation of the Vertis Prepackaged Plan.

33.           Discharge.  As of the Effective Date, the confirmation of the Vertis Prepackaged Plan shall (i) pursuant to Section 11.3 of the Vertis Prepackaged Plan and except as otherwise provided in the Vertis Prepackaged Plan, discharge and release all Claims against or Equity Interests in the Debtors of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred thereon from and after the Petition Date, or against their estates or properties or interests in property, and except as provided otherwise in the Vertis Prepackaged Plan, all persons or entities shall be

44

precluded from asserting against the Debtors or the Reorganized Debtors or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date and (ii) pursuant to Section 6.7 of the Vertis Prepackaged Plan, cancel the 9 3/4% Indenture, the 10 7/8% Indenture, the 13 1/2% Indenture, the Vertis Holdings Mezzanine Note Agreement, and the Vertis Holdings Equity Interests, and related guarantees under the 9 3/4% indenture, the 10 7/8% Indenture, and the 13 1/2% Indenture, provided that the 9 3/4% Indenture, the 10 7/8% Indenture, the 13 1/2% Indenture and the Vertis Holdings Mezzanine Note Agreement shall continue in effect solely for the purpose of allowing the holders of Vertis Second Lien Notes Claims, Vertis Senior Notes Claims, Vertis Senior Subordinated Notes Claims and Vertis Holdings General Unsecured Claims to receive their distributions under the Vertis Prepackaged Plan and preserving the liens of the Vertis Indenture Trustee against such distributions to the extent that the Indenture Trustee Claims are not otherwise paid pursuant to the provisions of the Vertis Prepackaged Plan.

34.           Releases by the Debtors.  Except for the right to enforce the Vertis Prepackaged Plan, the Debtors shall, effective upon the occurrence of the Effective Date, be deemed to forever release, waive and discharge the Vertis Released Parties (including, without limitation, General Electric Capital Corporation in its capacity as “Securitization Provider” (as such term is defined in the Final DIP Order)) and the ACG Released Parties of and from any and all Claims, demands, causes of action and the like, relating to the Debtors and/or their affiliates, existing as of the Effective Date or thereafter arising from any act, omission, event, or other occurrence that occurred on or prior to the Effective

45

Date, whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, known or unknown, foreseen or unforeseen, in law, equity or otherwise, subject to a limited carve-out solely for criminal acts and  fraud (the “Carve-out”).  Notwithstanding the foregoing or anything else in the Vertis Prepackaged Plan or this Order, nothing herein shall adversely affect the right of any party in interest to object pursuant to Section 8.2 of the Vertis Prepackaged Plan or adversely affect the basis or grounds for any such objection or of any defense or response thereto with regard to professional advisors of Vertis employed prior to the Petition Date and not retained in the Vertis Debtors’ Reorganization Cases pursuant to section 327 or 328 of the Bankruptcy Code.

35.           Releases by Holders of Claims and Equity Interests.

(a)           Except for the right to enforce the Vertis Prepackaged Plan, each Person who voted to accept the Vertis Prepackaged Plan, or who, directly or indirectly, is entitled to receive a distribution under the Vertis Prepackaged Plan, including Persons entitled to receive a distribution via an attorney, agent, indenture trustee or securities intermediary, shall be deemed to forever release, waive and discharge the Vertis Released Parties (including, without limitation, General Electric Capital Corporation in its capacity as “Securitization Provider” (as such term is defined in the Final DIP Order)) and the ACG Released Parties of and from any and all Claims, demands, causes of action and the like, relating to the Debtors or their affiliates existing as of the Effective Date or thereafter arising from any act, omission, event, or other occurrence that occurred on or prior to the Effective Date, whether direct or derivative, liquidated or unliquidated, fixed

46

or contingent, matured or unmatured, disputed or undisputed, known or unknown, foreseen or unforeseen, in law, equity or otherwise, subject to the Carve-out.

                                (b)           Notwithstanding anything to the contrary in the foregoing paragraph, (i) if the CLI Letter Agreement has not been terminated prior to the Effective Date, CLI will only be releasing the Debtors, the ACG Debtors (with respect to matters relating to any of the Debtors) and any current (as of the Effective Date) or former (as of the Effective Date) director or officer of any of the Debtors, with such release applying solely to acts or omissions taken or omitted in their capacity as an officer or director of any of the Debtors, (ii) to the extent any party does not provide the release provided in the foregoing paragraph to a Vertis Released Party or an ACG Released Party, that non-releasing party shall not receive a release from such Vertis Released Party or ACG Released Party, and (iii) the Carve-out shall not apply to payments to Vertis Shareholders on account of interest on the Vertis Second Lien Notes, the Vertis Senior Notes, the Vertis Senior Subordinated Notes or the Vertis Holdings Mezzanine Notes, management fees, or expense reimbursements.

36.           Release and Exculpation Provisions.  All release and exculpation provisions embodied in the Vertis Prepackaged Plan, including but not limited to those contained in Sections 11.4, 11.5 and 11.6 of the Vertis Prepackaged Plan, are (i) integral parts of the Vertis Prepackaged Plan, (ii) fair, equitable and reasonable, (iii) given for valuable consideration and (iv) are in the best interest of the Debtors and all parties in interest, and such provisions are approved and shall be effective and binding on all persons and entities, to the extent provided therein.

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37.           Waiver of Avoidance Actions.  Pursuant to Section 11.7 of the Vertis Prepackaged Plan, effective as of the Effective Date, the Vertis Debtors shall be deemed to have waived the right to prosecute, and to have settled and released for fair value, any avoidance or recovery actions under sections 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code or other applicable law that belong to the Vertis Debtors and/or which the Vertis Debtors could have prosecuted as debtors or debtors in possession against the Vertis Released Parties relating to distributions made on account of interest or other obligations under and relating to the Vertis Second Lien Notes, the Vertis Senior Notes, the Vertis Senior Subordinated Notes, or the Vertis Holdings Mezzanine Notes, management fees or expense reimbursements whether brought under the Bankruptcy Code or other applicable law; provided, however, except as otherwise provided in the Vertis Prepackaged Plan, including Sections 11.5, 11.6 and 11.7, as of the Effective Date, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, any action, cause of action, liability, obligation, right, suit, debt, sum of money, damage, judgment, claim and demand whatsoever, whether known or unknown, in law, equity or otherwise (collectively, “Causes of Action”) accruing to the Debtors shall become assets of the Reorganized Debtors, and the Reorganized Debtors shall have the authority to commence and prosecute such Causes of Action for the benefit of the Estates of the Vertis Debtors.  After the Effective Date, the Reorganized Debtors shall have the authority to compromise and settle, otherwise resolve, discontinue, abandon or dismiss all such Causes of Action without approval of the Bankruptcy Court.

38.           Term of Injunctions or Stays.  Pursuant to Section 11.9(a) of the Vertis Prepackaged Plan, this Confirmation Order shall, except as otherwise expressly

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provided in the Vertis Prepackaged Plan, constitute an injunction from and after the Effective Date, permanently enjoining all Persons or entities who have held, hold or may hold Claims against or Equity Interests in any Debtor from (i) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against any Reorganized Debtor, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any Reorganized Debtor with respect to any such Claim or Equity Interest, (iii) creating, perfecting or enforcing any encumbrance of any kind against any Reorganized Debtor, or against the property or interests in property of any Reorganized Debtor, as applicable with respect to any such Claim or Equity Interest, (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from any Reorganized Debtor, or against the property or interests in property of any Reorganized Debtor with respect to any such Claim or Equity Interest, and (v) pursuing any Claim exculpated or released pursuant to Sections 11.4, 11.5 or 11.6 of the Vertis Prepackaged Plan.  Pursuant to Section 11.9(b) of the Vertis Prepackaged Plan, unless otherwise provided in the Vertis Prepackaged Plan, all injunctions or stays arising under or entered during the Vertis Debtors’ Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.  Pursuant to Section 11.9(c) of the Vertis Prepackaged Plan, unless otherwise ordered by the Bankruptcy Court, on or after the Confirmation Date, any person or group of persons constituting a “fifty percent shareholder” of Vertis Holdings within the meaning of section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended, shall be enjoined from claiming a worthless stock deduction with respect to any

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Equity Interests in Vertis Holdings held by such person(s) (or otherwise treating such Equity Interests as worthless for U.S. federal income tax purposes) for any taxable year of such person(s) ending prior to the earlier of the Effective Date and December 24, 2008.  Notwithstanding the foregoing, provided that any such Person or entity reports such worthlessness for both federal and state purposes as arising in a taxable year no earlier than the taxable year containing the earlier of the Effective Date and December 24, 2008, and, if challenged by the Internal Revenue Service with respect to the timing of such deduction, defend its position in good faith on audit, if the Internal Revenue Service nonetheless denies the worthlessness deduction so claimed, then such person or entity shall no longer be enjoined from claiming a worthless stock deduction with respect to any Equity Interests in Vertis Holdings held by it (or otherwise treating such Equity Interests as worthless for U.S. federal income tax purposes) for any taxable year ending prior to the earlier of the Effective Date and December 24, 2008.

39.           Indemnification Obligations.

(a)           Pursuant to Section 11.11 of the Vertis Prepackaged Plan, subject to the occurrence of the Effective Date, the obligations of the Vertis Debtors as provided in the Vertis Debtors’ respective certificates of incorporation, bylaws, applicable law or other applicable agreement as of the Petition Date to indemnify, defend, reimburse, exculpate, advance fees and expenses to, or limit the liability of directors or officers who were directors or officers of such Vertis Debtors at any time prior to the Effective Date, respectively, against any claims or causes of action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, shall

50

survive confirmation of the Vertis Prepackaged Plan, remain unaffected thereby after the Effective Date and not be discharged, irrespective of whether such indemnification, defense, advancement, reimbursement, exculpation or limitation is owed in connection with an event occurring before or after the Petition Date.  Any Claim based on the Vertis Debtors’ obligations herein shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code.

(b)           As of the Effective Date, each Vertis Debtor’s bylaws shall provide for the indemnification, defense, reimbursement, exculpation and/or limitation of liability of, and advancement of fees and expenses to, directors and officers who were directors or officers of such Vertis Debtor at any time prior to the Effective Date at least to the same extent as the bylaws of Vertis Holdings in effect on the Petition Date, against any claims or causes of action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, and none of the Reorganized Debtors shall amend and/or restate its certificate of incorporation or bylaws before or after the Effective Date to terminate or materially adversely affect any of the Reorganized Debtors’ obligations or such directors’ or officers’ rights under Section 11.11 of the Vertis Prepackaged Plan.

(c)           After the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect on the Petition Date, and all directors and officers of the Vertis Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of

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such policy regardless of whether such directors and/or officers remain in such positions after the Effective Date.

40.           Payment of Statutory Fees.  All fees payable pursuant to section 1930 of title 28 of the United States Code, shall be paid as and when due or otherwise pursuant to an agreement between the Reorganized Debtors and the United States Department of Justice, Office of the United States Trustee, until such time as a chapter 11 case for a Debtor shall be closed and each Debtor shall pay any such fees as if no substantive consolidation has occurred for purposes of the Vertis Prepackaged Plan.

41.           Payment of Indenture Trustee Fees.  The Reorganized Debtors shall pay all reasonable fees, costs and expenses incurred by the Vertis Indenture Trustee after the Effective Date in connection with the distributions required pursuant to the Vertis Prepackaged Plan or the implementation of any provisions of the Vertis Prepackaged Plan (including the reasonable fees, costs and expenses incurred by the Vertis Indenture Trustee’s professionals).  The Indenture Trustee Claims incurred prior to the Effective Date shall be paid as provided in the Vertis Prepackaged Plan and the Vertis Indenture Trustee shall not be required to file an application for allowance of an Administrative Claim with respect to such claims.

42.           Intercompany Claims.  Notwithstanding anything to the contrary herein, on or after the Effective Date, any debts held by a Debtor against another Debtor, other than the Intercompany Claim, will be adjusted (including by contribution, distribution in exchange for new debt or equity, or otherwise), paid, continued, or discharged to the extent reasonably determined appropriate by the Debtors, subject to

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Noteholder Consent, taking into account the economic condition of the applicable Reorganized Debtor.

43.           Compliance with Tax Requirements.  Each holder of an Allowed Claim that is to receive a distribution under the Vertis Prepackaged Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.  Any party issuing any instruments or making any distribution under the Vertis Prepackaged Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or distributing party for payment of any such tax obligations.

44.           Exemption from Transfer Taxes.   Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Vertis Prepackaged Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Vertis Prepackaged Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Vertis Prepackaged Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.  All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Petition Date through and including the Effective Date, including the transfers effectuated under the Vertis Prepackaged Plan, the sale by the Debtors of owned property pursuant to section 363(b) of the Bankruptcy Code, and the assumption,

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assignment, and sale by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Vertis Prepackaged Plan and, thus, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

45.           Documents, Mortgages, and Instruments.  Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Vertis Prepackaged Plan and this Confirmation Order.

46.           Reversal/Stay/Modification/Vacatur of Confirmation Order.  Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court, or any other court, such reversal, stay, modification or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur.  Notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Vertis Prepackaged Plan or any amendments or modifications thereto.

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47.           Retention of Jurisdiction.  Notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, pursuant to sections 105 and 1142 of the Bankruptcy Code, this Court, except as otherwise provided in the Vertis Prepackaged Plan or herein, shall retain exclusive jurisdiction over all matters arising out of, and related to, the Vertis Debtors’ Reorganization Cases to the fullest extent as is legally permissible, including, but not limited to, jurisdiction over the matters set forth in Article XII of the Vertis Prepackaged Plan.

48.           Modifications.  Without need for further order or authorization of the Court, the Debtors or the Reorganized Debtors, subject to the prior reasonable consent of the ACG Debtors, the Vertis Second Lien Noteholder Group, and the Informal Committees, are authorized and empowered to make any and all modifications to the Merger Agreement, any and all documents included as part of the Plan Supplement, and any other document that is necessary to effectuate the Vertis Prepackaged Plan that do not materially modify the terms of such documents and are consistent with the Vertis Prepackaged Plan.

49.           Provisions of Vertis Prepackaged Plan and Confirmation Order Nonseverable and Mutually Dependent.  The provisions of the Vertis Prepackaged Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

50.           Governing Law.  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit to the Vertis Prepackaged Plan or Plan Supplement (including the Exit Financing documents) provides otherwise (in which case the governing law specified therein shall be applicable to such Exhibit), the

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rights, duties and obligations arising under the Vertis Prepackaged Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws.

51.           Applicable Nonbankruptcy Law.  Pursuant to section 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Vertis Prepackaged Plan and related documents or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

52.           Waiver of Filings.  Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Court or the Office of the U.S. Trustee (except for monthly operating reports or any other post-confirmation reporting obligation to the U.S. Trustee), is hereby waived as to any such list, schedule, or statement not filed as of the Confirmation Date.

53.           Governmental Approvals Not Required.  This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the implementation or consummation of the Vertis Prepackaged Plan and Disclosure Statement, any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Vertis Prepackaged Plan and the Disclosure Statement.

54.           Notice of Confirmation Order.  In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the Effective Date, the

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Debtors shall serve notice of the entry of this Confirmation Order, substantially in the form annexed hereto as Exhibit “B,” to all parties who hold a Claim or Equity Interest in these cases, including the Vertis Informal Committee and the U.S. Trustee.  Such notice is hereby approved in all respects and shall be deemed good and sufficient notice of entry of this Confirmation Order.

55.           Substantial Consummation.  On the Effective Date, the Vertis Prepackaged Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

56.           Waiver of Stay.  The stay of this Confirmation Order provided by any Bankruptcy Rule (including Bankruptcy Rule 3020(e)), whether for ten (10) days or otherwise, is hereby waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court.

57.           Inconsistency.  To the extent of any inconsistency between this Confirmation Order and the Vertis Prepackaged Plan, this Confirmation Order shall govern.

58.           No Waiver.  The failure to specifically include any particular provision of the Vertis Prepackaged Plan in this Confirmation Order will not diminish the effectiveness of such provision nor constitute a waiver thereof, it being the intent of this Court that the Vertis Prepackaged Plan is confirmed in its entirety and incorporated herein by this reference.

Dated:	August 26, 2008
Wilmington, Delaware

/s/ Christopher S. Sontchi
UNITED STATES BANKRUPTCY JUDGE

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Exhibit A

The Vertis Prepackaged Plan

58

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

---------------------------------------------------------------	x
In re	:
	:	Chapter 11
:
VERTIS HOLDINGS, INC., et al.,	:
	:	Case Nos. 08-
:
Debtors.	:	(Jointly Administered)
:
---------------------------------------------------------------	x

JOINT PREPACKAGED PLANS OF REORGANIZATION
OF VERTIS HOLDINGS, INC., ET AL. PROPOSED BY

VERTIS HOLDINGS, INC., ET AL. AND ACG HOLDINGS, INC., ET AL.

Vertis Holdings, Inc., Vertis, Inc., Webcraft, LLC, Webcraft Chemicals, LLC, Enteron Group, LLC, Vertis Mailing LLC, and USA Direct, LLC (the “Vertis Debtors”) and ACG Holdings, Inc., American Color Graphics, Inc, American Images of North America, Inc., Sullivan Marketing, Inc., and Sullivan Media Corporation (collectively, the “ACG Debtors”) propose the following joint prepackaged chapter 11 plans for the Vertis Debtors (collectively, the “Prepackaged Plan”) pursuant to section 1121(a) of the Bankruptcy Code.

This Prepackaged Plan contemplates joint chapter 11 plans for the Vertis Debtors, of which the Vertis Debtors and the ACG Debtors are co-proponents.  The Vertis Debtors are co-proponents with the ACG Debtors of the chapter 11 plan proposed for the ACG Debtors in the ACG Debtors’ Reorganization Cases (as defined herein).  This Prepackaged Plan is comprised of two chapter 11 plans – one for Vertis Holdings, Inc. and one for the substantively consolidated estates of the other Vertis Debtors.

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ARTICLE I

DEFINITIONS AND INTERPRETATION

A.            Definitions.

The following terms used herein shall have the respective meanings set forth below:

1.1           9 3/4% Indenture means that certain indenture, dated as of June 6, 2003, between Vertis, the Vertis Indenture Trustee, and the Vertis Subsidiary Debtors as guarantors, pursuant to which the Vertis Second Lien Notes were issued.

1.2           10% Indenture means that certain indenture, dated as of July 3, 2003, between American Color Graphics, Inc., the ACG Indenture Trustee, and ACG Holdings as guarantor, pursuant to which the ACG Second Lien Notes and the ACG Secured Notes were issued.

1.3           10 7/8% Indenture means that certain indenture, dated as of June 24, 2002, between Vertis, the Vertis Indenture Trustee, and the Vertis Subsidiary Debtors as guarantors, pursuant to which the Vertis Senior Notes were issued.

1.4           13 1/2% Indenture means that certain indenture, dated as of February 28, 2003, between Vertis, the Vertis Indenture Trustee, and the Vertis Subsidiary Debtors as guarantors, pursuant to which the Vertis Senior Subordinated Notes were issued.

1.5           ACG Bridge Facility Agreement means that certain Amended and Restated Bridge Facility Agreement, dated as of June 4, 2008, among American Color Graphics, Inc., as borrower, ACG Holdings, Inc., as guarantor, Special Situations Investing Group, Inc., as administrative agent, and certain lenders.

1.6           ACG Debtor-in-Possession Financing means the postpetition financing agreement among the ACG Debtors and lenders party thereto as described in the Term Sheet.

1.7           ACG Debtors has the meaning ascribed to such term in the introduction.

1.8           ACG Debtors’ Prepackaged Plan means the chapter 11 plans of the ACG Debtors, under which the Vertis Debtors are co-proponents, filed with the Bankruptcy Court on the date hereof.

1.9           ACG Debtors’ Reorganization Cases means each of the ACG Debtors’ voluntary cases filed with the Bankruptcy Court under chapter 11 of the Bankruptcy Code.

1.10         ACG DIP Lenders means the lenders party to the ACG Debtor-in-Possession Financing.

1.11         ACG First Lien Credit Agreement means that certain Amended and Restated Credit Agreement, dated as of May 5, 2005, among American Color Graphics, Inc., as borrower, ACG Holdings, Inc., as guarantor, and Bank of America, N.A. as administrative agent.

1.12         ACG Indenture Trustee means The Bank of New York Trust Company N.A. and/or its successors, as indenture trustee under the 10% Indenture.

1.13         ACG Informal Committee means that certain informal committee comprised of certain holders of the ACG Second Lien Notes that are parties to the Restructuring Agreement.

1.14         ACG Released Parties means (i) any holder signatory to the Restructuring Agreement that is a holder of ACG Second Lien Notes and such holder’s successors and assigns thereunder; (ii) the ACG Indenture Trustee; (iii) the ACG Informal Committee and its members; (iv) the ACG Shareholders; (v) the current (as of the Effective Date) and former (as of the Effective Date) directors, officers, and employees of each of the ACG Debtors; (vi) the ACG Debtors; (vii) the lenders and the administrative agent under the ACG Bridge Facility Agreement; (viii) the lenders and the administrative agent under the ACG First Lien Credit Agreement and their successors and assigns; (ix) the ACG DIP Lenders and their successors and assigns; (x) any professional advisors, attorneys, sub-advisors, managers, and managing and executive directors of the parties described in clauses (i) through (ix); and (xi) the directors, officers, partners, members, representatives and employees of the parties described in clauses (i) through (x) hereof; provided, however, that each of the parties described in (i) though (xi) shall only be an ACG Released Party to the extent that any such party forever releases, waives, and discharges all claims, demands, causes of action, and the like, relating to the Vertis Debtors or their affiliates or the ACG Debtors or their affiliates, whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, subject to a limited carve-out solely for criminal acts and fraud, against the Vertis Released Parties.

1.15         ACG Second Lien Notes means those certain 10% Senior Secured Second Lien Notes due 2010 issued by American Color Graphics, Inc. pursuant to the 10% Indenture.

1.16         ACG Second Lien Notes Claim means any Claim against any ACG Debtor arising under or in connection with the ACG Second Lien Notes or the 10% Indenture, other than an ACG Section 510(b) Claim and an ACG Secured Notes Claim.

1.17         ACG Section 510(b) Claim means any Claim against an ACG Debtor that is subordinated, or subject to subordination, pursuant to section 510(b) of the Bankruptcy Code, including Claims arising from rescission of a purchase or sale of a security of an ACG Debtor or an affiliate of an ACG Debtor, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

1.18         ACG Secured Notes means those certain secured non-interest bearing promissory notes due September 15, 2008 issued pursuant to the 10% Indenture.

1.19         ACG Secured Notes Claim means any Claim against the ACG Debtors arising under or in connection with the ACG Secured Notes or the 10% Indenture other than an ACG Section 510(b) Claim and an ACG Second Lien Notes Claim.

1.20         ACG Shareholders means Metalmark Subadvisor LLC and its controlled affiliates (other than the “portfolio companies” controlled or managed by it, and the ACG Debtors).

1.21         Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Vertis Debtors’ Reorganization Cases Allowed under and in accordance with, as applicable, sections 330, 364(c)(1), 365, 503(b), 507(a)(2) and 507(b) of the Bankruptcy Code, including (i) any actual and necessary costs and expenses of preserving the Vertis Debtors’ estates, (ii) any actual and necessary costs and expenses of operating the Vertis Debtors’ businesses, (iii) any indebtedness or obligations incurred or assumed by the Vertis Debtors during the Vertis Debtors’ Reorganization Cases, (iv) any compensation for professional services rendered and reimbursement of expenses incurred, (v) Vertis Informal Committee Claims, (vi) Indenture Trustee Claims, and (vii) any Allowed superpriority administrative expense claims approved by Final Order to holders of Allowed Vertis Second Lien Notes Claims or the lenders under the Vertis Revolving Credit Facility, the Vertis Term Loan or the Debtor-in-Possession Financing.  Any fees or charges assessed against the estates of the Vertis Debtors under section 1930 of chapter 123 of title 28 of the United States Code is excluded from the definition of Administrative Expense Claim and shall be paid in accordance with Section 13.1 of the Prepackaged Plan.

1.22         Allowed means, with reference to any Claim or Equity Interest, (a) any Claim or Equity Interest arising on or before the Effective Date (i) as to which no objection to allowance has been interposed within the period specified in Section 8.2 hereof or (ii) as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (b) any Claim or Equity Interest as to which the liability of the Vertis Debtors and the amount thereof are determined by Final Order of a court of competent jurisdiction other than the Bankruptcy Court or (c) any Claim or Equity Interest expressly allowed hereunder.

1.23         Avenue means Avenue Investments, L.P., CDP Global Opportunities Fund, L.P., Avenue International Master, L.P., Avenue Special Situations Fund IV, L.P. Avenue Special Situations Fund V, L.P. and their associated affiliates (other than the “portfolio companies” controlled or managed by them).

1.24         Avenue Advisory Services Agreement means the advisory services agreement to be entered into by the Vertis Debtors and the ACG Debtors on the Effective Date with multiple affiliates of Avenue, substantially in the form to be included in the Plan Supplement.

1.25         Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. §§ 101-1532.

1.26         Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware or any other court of the United States having jurisdiction over the Vertis Debtors’ Reorganization Cases.

1.27         Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code.

1.28         Benefit Plans means all benefit plans, policies, and programs sponsored by the Vertis Debtors, including all savings plans and health and welfare plans.

1.29         Business Day means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.30         Carve-out has the meaning ascribed to such term in Section 11.5 of the Prepackaged Plan.

1.31         Cash means legal tender of the United States of America.

1.32         Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.

1.33         Class means any group of substantially similar Claims or Equity Interests classified by the Prepackaged Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.34         CLI means CLI Associates, LLC.

1.35         CLI Letter Agreement means that certain letter agreement, dated May 22, 2008, by and among Vertis, Vertis Holdings, CLI, and CLI/THLEF IV Vertis LLC relating to the Restructuring Agreement.

1.36         Collateral means any property or interest in property of the estates of the Vertis Debtors subject to a Lien, charge or other encumbrance to secure the payment or performance of a Claim, which Lien, charge or other encumbrance is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

1.37         Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

1.38         Confirmation Hearing means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Prepackaged Plan, as such hearing may be adjourned or continued from time to time.

1.39         Confirmation Order means the order or orders of the Bankruptcy Court confirming the Prepackaged Plan.

1.40         Cure means the payment of Cash by the Vertis Debtors, or the distribution of other property (as the parties may agree, subject to Noteholder Consent, or the Bankruptcy Court may order), as necessary to (i) cure a monetary default by the Vertis Debtors in accordance with the terms of an executory contract or unexpired lease of the Vertis Debtors and (ii) permit the Vertis Debtors to assume such executory contract or unexpired lease under section 365(a) of the Bankruptcy Code.

1.41         Debtor-in-Possession Financing means the postpetition financing agreement among the DIP Lenders and the Vertis Debtors as described in the Term Sheet.

1.42         DIP Lenders means the lenders party to the Debtor-in-Possession Financing.

1.43         DIP Lender Claim means any Claim arising under or in connection with the Debtor-in-Possession Financing.

1.44         Disbursement Agent means any entity in its capacity as a disbursement agent under Section 7.3 of the Prepackaged Plan.

1.45         Disclosure Statement means that certain disclosure statement relating to the Prepackaged Plan, including all exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time with the reasonable consent of the Vertis Debtors and the ACG Debtors and with Noteholder Consent, as approved by the Bankruptcy Court pursuant to sections 1125 and 1126 of the Bankruptcy Code.

1.46         Disputed Claim means, with respect to a Claim or Equity Interest, any such Claim or Equity Interest (a) to the extent neither Allowed nor disallowed under the Prepackaged Plan or a Final Order nor deemed Allowed under section 502, 503 or 1111 of the Bankruptcy Code, or (b) for which a proof of claim or interest for payment has been timely filed with the Bankruptcy Court or a written request for payment has been made, to the extent the Vertis Debtors or any party in interest has interposed a timely objection or request for estimation prior to the Confirmation Date in accordance with the Prepackaged Plan, which objection or request for estimation has not been withdrawn or determined by a Final Order.

1.47         Distribution Record Date means, other than with respect to any publicly held securities, the record date for purposes of making distributions under the Prepackaged Plan on account of Allowed Claims, which date shall be five (5) Business Days after the Effective Date.

1.48         Effective Date means the first Business Day on which all the conditions precedent to the Effective Date specified in Section 10.1 hereof shall have been satisfied or waived as provided in Section 10.2 hereof; provided, however, that if a stay, injunction or similar prohibition of the Confirmation Order is in effect, the Effective Date shall be the first Business Day after such stay, injunction or similar prohibition is no longer in effect.

1.49         Equity Incentive Plan means a management equity incentive plan, substantially in the form to be annexed to the Plan Supplement, which will be adopted by the board of directors of Reorganized Vertis Holdings following the Effective Date.

1.50         Equity Interest means the interest of any holders of equity securities of any of the Vertis Debtors represented by issued and outstanding shares of common or preferred stock or other instruments evidencing a present ownership interest in any of the Vertis Debtors, whether or not transferable, or any option, warrant, or right, contractual or otherwise, acquire any such interest.

1.51         Estates means the estates of each of the Vertis Debtors as created under section 541 of the Bankruptcy Code.

1.52         Evercore Parties means Evercore Capital Partners, L.P., Evercore Capital Partners (NQ) L.P., Evercore Capital Offshore Partners, L.P. and Evercore Advisors, Inc.

1.53         Exit Financing means the financing facility to be entered into by the Reorganized Debtors and the Reorganized ACG Debtors, subject to Noteholder Consent, on the Effective Date, which shall be in the form of (i) a first lien revolving credit facility in an amount of up to $250 million and (ii) one or more debt facilities in an aggregate amount of no less than $200 million and no more than $400 million, commitment letters for which will be included in the Plan Supplement.

1.54         Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a stay, new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a stay, new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, stay, new trial, reargument or rehearing thereof has been sought, (i) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied or a stay, new trial, reargument or rehearing shall have been denied or resulted in no modification of such order and (ii) the time to take any further appeal, petition for certiorari, or move for a stay, new trial, reargument or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion pursuant to section 502(j) or 1144 of the Bankruptcy Code or under Rule 60 of the Federal Rules of Civil Procedure, or Bankruptcy Rule 9024 has been or may be filed with respect to such order or judgment.

1.55         General Unsecured Claim means any Claim against any Debtor other than an Administrative Expense Claim, Priority Tax Claim, DIP Lender Claim, Other Priority Non-Tax Claim, Other Secured Claim, Vertis Holdings Revolving Credit Facility Guarantee Claim, Vertis Holdings Term Loan Guarantee Claim, Vertis Holdings Section 510(b) Claim, Vertis Revolving Credit Facility Claim, Vertis Term Loan Claim, Vertis Second Lien Notes Claim, Vertis Senior Notes Claim, Vertis Senior Subordinated Notes Claim, or Vertis Section 510(b) Claim.

1.56         Goldman means Goldman, Sachs & Co.

1.57         Goldman Advisory Services Agreement means the advisory services agreement to be entered into by the Vertis Debtors and the ACG Debtors on the Effective Date with an affiliate of Goldman, substantially in the form to be included in the Plan Supplement.

1.58         Indenture Trustee Claims means the reasonable fees, costs, and expenses incurred by the Vertis Indenture Trustee under the Vertis indentures in the performance of its duties and as provided under the Vertis indentures (including the reasonable fees, costs, and expenses incurred by the Vertis Indenture Trustee’s professionals) prior to the Effective Date (to the extent not paid as of such date), provided that such fees, costs, and expenses are reimbursable under the terms of the applicable indenture and provided, further that Vertis shall pay all reasonable fees, costs, and expenses incurred by the financial advisor to the Vertis Indenture Trustee so long as such financial advisor is Houlihan Lokey Howard & Zukin Capital, Inc. (whose fees, costs and expenses are to be paid pursuant to Section 13.2 hereof).

1.59         Informal Committees means the Vertis Informal Committee and the ACG Informal Committee.

1.60         Intercompany Claim means the net intercompany Claim owing to Vertis Holdings from Vertis and certain of its subsidiaries, which shall be Allowed in the amount of $3.232 million.

1.61         Intercompany Payment means the payment in full, in Cash, of the Intercompany Claim less any Cash forgone in connection with the Vertis Holdings Alternative Recovery.

1.62         Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.63         Local Bankruptcy Rules means the Local Bankruptcy Rules for the District of Delaware.

1.64         Merger Agreement means that certain Agreement and Plan of Merger among Vertis Holdings, Inc., Vertis, Inc. and ACG Holdings, Inc, dated as of May 22, 2008.

1.65         New Bonus Plan means a plan, substantially in the form to be included in the Plan Supplement, adopted by Vertis Holdings providing for the issuance of cash bonuses of an aggregate of no more than $3 million to officers and key employees of the Vertis Debtors, the ACG Debtors and their affiliates, which bonuses will be conditioned on the occurrence of the  Effective Date and will be paid upon the Effective Date and subject to the reasonable approval of Avenue, upon consultation with Goldman and TCW.

1.66         New Common Stock means the new common stock, par value $.001 per share, issued by Vertis Holdings prior to the Effective Date, as further described in the Disclosure Statement in the section thereof titled “Description of New Common Stock,” of which twenty-five million (25,000,000) shares shall be authorized pursuant to the Restated Certificate of Incorporation and up to ten million (10,000,000) shares shall be issued pursuant to the Prepackaged Plan.  In respect of distributions of New Common Stock pursuant to the Prepackaged Plan and the ACG Debtors’ Prepackaged Plan (other than with respect to Vertis Holdings Class 4 Claims), the New Common Stock shall be contributed immediately prior to or on the Effective Date as a capital contribution to Vertis by Vertis Holdings, and distributed on the Effective Date by the Disbursement Agent on behalf of Vertis.

1.67         New Vertis Second Lien Indenture means that certain indenture pursuant to which the New Vertis Second Lien Notes will be issued, substantially in the form to be included in the Plan Supplement.

1.68         New Vertis Second Lien Notes means those certain new second lien notes that will be issued by Vertis pursuant to the New Vertis Second Lien Indenture, as further described in the Disclosure Statement in the section titled “Description of New Vertis Second Lien Notes.”

1.69         New Vertis Senior Notes means those certain new senior unsecured notes that will be issued by Vertis pursuant to the New Vertis Senior Indenture, as further described in the Disclosure Statement section titled “Description of New Vertis Senior Notes.”

1.70         New Vertis Senior Notes Indenture means that certain indenture pursuant to which the New Vertis Senior Notes will be issued, substantially in the form to be included in the Plan Supplement.

1.71         New Warrants means warrants issued by Vertis Holdings, to acquire New Common Stock, as further described in the “Description of New Warrants” section in the Disclosure Statement, and governed by the New Warrant Agreement.  In respect of distributions of New Warrants pursuant to the Prepackaged Plan, the New Warrants shall be contributed immediately prior to or on the Effective Date as a capital contribution to, and distributed on the Effective Date on behalf of, Vertis.

1.72         New Warrant Agreement means the warrant agreement governing the New Warrants, substantially in the form to be included in the Plan Supplement.

1.73         Noteholder Consent means the reasonable consent of each Informal Committee and the Vertis Second Lien Noteholder Group, which to the extent practicable shall be obtained prior to any action requiring such consent.

1.74         Other Secured Claim means any Secured Claim against the Vertis Debtors other than a Vertis Second Lien Notes Claim, Vertis Holdings Revolving Credit Facility Guarantee Claim, Vertis Holdings Term Loan Guarantee Claim, Vertis Revolving Credit Facility Claim or Vertis Term Loan Claim.

1.75         Person means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, government or agency or political subdivision thereof or any other form of legal entity.

1.76         Petition Date means the date on which each of the respective Vertis Debtors files its voluntary petition for reorganization relief under chapter 11 of the Bankruptcy Code.

1.77         Plan Supplement means the compilation of documents and exhibits relevant to the implementation of the Prepackaged Plan filed with the Bankruptcy Court not later than ten (10) days prior to the deadline for filing objections to the Prepackaged Plan, each in form and substance, including any alteration, amendment, modification or supplement, subject to the reasonable consent of the Vertis Debtors and ACG Debtors and Noteholder Consent, including the Stockholders’ Agreement, the Restated Certificates of Incorporation, the Restated Bylaws, the New Vertis Second Lien Notes Indenture, the New Vertis Senior Notes Indenture, the New Warrant Agreement, the Equity Incentive Plan, the New Bonus Plan, the schedule of executory contracts and unexpired leases to be rejected, the Avenue Advisory Services Agreement, the Goldman

Advisory Services Agreement, the TCW Advisory Services Agreement, and the Exit Financing commitment letters.  In addition, the Plan Supplement shall include the list of the initial members of the board of directors and officers of the Reorganized Debtors and the list of the initial members of the board of directors and officers of each ACG Reorganized Debtor, to be selected in accordance with Section 6.2(c) hereof.

1.78         Prepackaged Planmeans these joint prepackaged plans of reorganization, including the exhibits and schedules hereto and contained in the Plan Supplement.

1.79         Priority Non-Tax Claim means a Claim entitled to priority in payment as specified in section 507(a)(4), (5), (6) or (7) of the Bankruptcy Code.

1.80         Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.81         Reorganized ACG Debtor means any of the ACG Debtors after the effective date in the ACG Debtors’ Reorganization Cases.

1.82         Reorganized Debtor means any of the Vertis Debtors after the Effective Date.

1.83         Reorganized Vertis Holdings means Vertis Holdings after the Effective Date.

1.84         Restated Bylaws means the amended or restated bylaws to be adopted by Vertis Holdings upon the Effective Date, substantially in the form to be included in the Plan Supplement.

1.85         Restated Certificate of Incorporation means the second amended and restated certificate of incorporation to be adopted by Vertis Holdings and filed with the Secretary of State of Delaware prior to or on the Effective Date, which shall be substantially in the form to be included in the Plan Supplement.

1.86         Restructuring Agreement means that certain agreement, dated May 22, 2008, by and among the Vertis Debtors, certain of the ACG Debtors and certain holders of the Vertis Second Lien Notes, Vertis Senior Notes, Vertis Senior Subordinated Notes and ACG Second Lien Notes, attached to the Disclosure Statement as Exhibit D, which presents the material terms of the Prepackaged Plan in accordance with the terms and conditions set forth in the Term Sheet.

1.87         Secured Claim means, with respect to any Claim against any Vertis Debtor, that portion which, pursuant to section 506 of the Bankruptcy Code, is (a) secured by a valid, perfected and enforceable security interest, Lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or nonbankruptcy law, in or upon any right, title or interest of a Vertis Debtor in and to property of the relevant estate, to the extent of the value of the holder’s interest in such property as of the relevant determination date or (b) Allowed as such pursuant to the terms of the Prepackaged Plan (subject to the occurrence of the Effective Date).  The defined term Secured Claim includes any Claim that is:  (i) subject to an offset right under applicable law, and (ii) a secured claim against a Vertis Debtor pursuant to sections 506(a) and 553 of the Bankruptcy Code.

1.88         Stockholders’ Agreement means that certain agreement, by and among Vertis Holdings and certain holders of the New Common Stock, to be entered into on the Effective Date on terms and conditions consistent with the Shareholder Term Sheet attached to the Term Sheet as Exhibit G, and substantially in the form to be included in the Plan Supplement.

1.89         TCW means Trust Company of the West.

1.90         TCW Advisory Services Agreement means the advisory services agreement to be entered into by the Vertis Debtors and the ACG Debtors on the Effective Date with an affiliate of TCW, substantially in the form to be included in the Plan Supplement.

1.91         Term Sheet means that certain agreement, dated May 22, 2008, which sets forth the material terms of the proposed restructuring and the Prepackaged Plan, and is attached to the Restructuring Agreement as Exhibit A.

1.92         THL/Evercore Letter Agreement means that certain letter agreement, dated May 22, 2008, by and among Vertis, Vertis Holdings, the THL Parties and the Evercore Parties, relating to the Restructuring Agreement.

1.93         THL Fund Parties means Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Foreign Fund IV-B, L.P., and Thomas H. Lee Investors, L.P.

1.94         THL Parties means the THL Fund Parties, the shareholders of Vertis Holdings that have invested in the securities of Vertis with the THL Fund Parties and have executed the THL/Evercore Letter Agreement, Thomas H. Lee Capital, LLC and THL Equity Advisors IV, LLC.

1.95         Vertis means Vertis, Inc.

1.96         Vertis Credit Agreement means that certain Credit Agreement, as amended, dated as of December 22, 2004, by and among Vertis, Vertis Limited, and Vertis Digital Services, as Borrowers, and General Electric Capital Corporation, as Agent, L/C Issuer, Swing Line Lender and a Lender, and the Other Financial Institutions Party hereto, as Lenders and GECC Capital Markets Group, Inc. as Lead Arranger, and Bank of America, N.A. as Documentation Agent and Joint-Lead Arranger, as amended from time to time, consisting of the Vertis Revolving Credit Facility and the Vertis Term Loan.

1.97         Vertis Debtors has the meaning ascribed to such term in the introduction.

1.98         Vertis Equity Interest means any Equity Interest in Vertis or any of the Vertis Subsidiary Debtors.

1.99         Vertis General Unsecured Claim means any General Unsecured Claim against Vertis or any of the Vertis Subsidiary Debtors, including (i) Vertis Informal Committee Claims, to the extent not Allowed as Administrative Expense Claims, (ii) Indenture Trustee Claims, to the extent not Allowed as Administrative Expense Claims and (iii) any Claims of advisors to the Vertis Debtors, to the extent not Allowed as Administrative Expense Claims.

1.100       Vertis Holdings means Vertis Holdings, Inc.

1.101       Vertis Holdings Alternative Recovery means the option provided to holders of a Vertis Holdings General Unsecured Claim to receive from Vertis Holdings all or a portion of their recovery in New Common Stock (based on the reorganized equity value set forth in the Disclosure Statement) instead of Cash.

1.102       Vertis Holdings Equity Interest means any Equity Interest in Vertis Holdings.

1.103       Vertis Holdings General Unsecured Claim means any General Unsecured Claim against Vertis Holdings, including claims arising under or in connection with the Vertis Holdings Mezzanine Note Agreement or the Vertis Holdings Mezzanine Notes, other than a Vertis Holdings Section 510(b) Claim.

1.104       Vertis Holdings Mezzanine Note Agreement means that certain Mezzanine Note and Warrant Purchase Agreement of Vertis Holdings, dated as of December 7, 1999 between Vertis Holdings and certain investors named therein.

1.105       Vertis Holdings Mezzanine Notes means those certain Mezzanine Notes of Vertis Holdings issued pursuant to the Vertis Holdings Mezzanine Note Agreement.

1.106       Vertis Holdings Other Secured Claims means any Other Secured Claim against Vertis Holdings.

1.107       Vertis Holdings Priority Non-Tax Claim means any Priority Non-Tax Claim against Vertis Holdings.

1.108       Vertis Holdings Revolving Credit Facility Guarantee Claim means any Claim against Vertis Holdings arising from Vertis Holdings’ guarantee of Vertis’ obligations arising under or in connection with the Revolving Credit Facility.

1.109       Vertis Holdings Section 510(b) Claim means any Claim against Vertis Holdings that is subordinated, or subject to subordination, pursuant to section 510(b) of the Bankruptcy Code, including Claims arising from rescission of a purchase or sale of a security of Vertis Holdings or an affiliate of Vertis Holdings, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

1.110       Vertis Holdings Term Loan Guarantee Claim means any Claim against Vertis Holdings arising from Vertis Holdings’ guarantee of Vertis’ obligations arising under or in connection with the Vertis Term Loan.

1.111       Vertis Indenture Trustee means The Bank of New York, and/or its successors, as indenture trustee under the 9 3/4% Indenture, the 10 7/8% Indenture and the 13 1/2% Indenture.

1.112       Vertis Informal Committee means that certain informal committee comprised of certain holders of the Vertis Senior Notes that are parties to the Restructuring Agreement.

1.113       Vertis Informal Committee Claims means (i) all reasonable fees and expenses incurred by the professional advisors to the Vertis Informal Committee and its members, consisting of Akin Gump Strauss Hauer & Feld LLP pursuant to the terms of its prepetition engagement letter, Skadden, Arps, Slate, Meagher & Flom LLP, Jefferies & Company, Inc., FTI Consulting, Inc., and Delaware local counsel,  in each case, without any requirement for the filing of retention applications or fee applications in the Vertis Debtors’ Reorganization Cases, (ii) all reasonable fees and expenses incurred by the professional advisors to the Vertis Second Lien Noteholder Group, consisting of Stroock & Stroock & Lavan LLP, Houlihan Lokey Howard & Zukin Capital, Inc., and Delaware local counsel, in each case, pursuant to the terms of their respective pre-petition engagement letters, without any requirement for the filing of retention applications or fee applications in the Vertis Debtors’ Reorganization Cases, (iii) all reasonable fees and expenses after May 22, 2008 incurred by Dewey & LeBoeuf LLP and Delaware local counsel, as counsel to certain holders of Vertis Senior Subordinated Notes, up to a cap of $100,000, without any requirement for the filing of retention applications or fee applications in the Vertis Debtors’ Reorganization Cases, and (iv) claims for out-of-pocket expenses incurred by the members of the Vertis Informal Committee and the Vertis Second Lien Noteholder Group in connection with the Vertis Debtors’ Reorganization Cases, which, in each case ((i) and (ii) above), shall be Allowed in full and shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection or any other challenges under any applicable law or regulation by any Person; provided, however, Vertis shall not be required to reimburse the members of the Vertis Informal Committee for out-of-pocket expenses in excess of $20,000 in the aggregate and Vertis shall not be required to reimburse the members of the Vertis Second Lien Noteholder Group for out-of-pocket expenses in excess of $20,000 in the aggregate.

1.114       Vertis Other Secured Claims means any Other Secured Claim against Vertis or any of the Vertis Subsidiary Debtors.

1.115       Vertis Priority Non-Tax Claim means any Priority Non-Tax Claim against Vertis or any of the Vertis Subsidiary Debtors.

1.116       Vertis Released Parties means (i) any holder signatory to the Restructuring Agreement that is a holder of Vertis Second Lien Notes, Vertis Senior Notes or Vertis Senior Subordinated Notes and such holder’s successors and assigns thereunder; (ii) the Vertis Indenture Trustee; (iii) the Vertis Informal Committee and its members; (iv) the Vertis Second Lien Noteholder Group and its members, (v) the Vertis Shareholders; (vi) the lenders and administrative agent under the Vertis Credit Agreement and their successors and assigns; (vii) the DIP Lenders and their successors and assigns; (viii) the current (as of the Effective Date) and former (as of the Effective Date) directors, officers, and employees of each of the Vertis Debtors; (ix) the Vertis Debtors; (x) any professional advisors, attorneys, sub-advisors, managers, and managing and executive directors of the parties described in clauses (i) through (ix) hereof;  provided, however, that professional advisors and attorneys in clause (x) shall only include those that provided services related to the transactions contemplated by this Prepackaged Plan, the Restructuring Agreement (and any predecessor restructuring transaction), and/or the Merger Agreement, including the acquisition of any financing related to any such transactions; and (xi) the directors, officers, partners, members, representatives and employees of the parties described in clauses (i) through (x) hereof.

1.117       Vertis Revolving Credit Facility means the portion of the Vertis Credit Agreement pursuant to which certain lenders thereunder provide revolving credit advances.

1.118       Vertis Revolving Credit Facility Claim means any Claim, against any Vertis Debtor other than Vertis Holdings relating to the Vertis Revolving Credit Facility, arising under or in connection with the Vertis Credit Agreement, including any Claim arising from the Vertis Subsidiary Debtors’ guarantee of Vertis’ obligations arising under or in connection with the Vertis Revolving Credit Facility.

1.119       Vertis Second Lien Noteholder Group means a group comprised of certain holders of the Vertis Second Lien Notes that are parties to the Restructuring Agreement.

1.120       Vertis Second Lien Notes means those certain 9 3/4% Senior Secured Second Lien Notes due 2009, issued by Vertis pursuant to the 9 3/4% Indenture.

1.121       Vertis Second Lien Notes Claim means any Claim against any Vertis Debtor arising under or in connection with, the Vertis Second Lien Notes or the 9 3/4% Indenture, other than a Vertis Section 510(b) Claim or a Vertis Holdings Section 510(b) Claim.

1.122       Vertis Section 510(b) Claim means any Claim against Vertis or any Vertis Subsidiary that is subordinated, or subject to subordination, pursuant to section 510(b) of the Bankruptcy Code, including Claims arising from rescission of a purchase or sale of a security of Vertis or any Vertis Subsidiary or an affiliate of Vertis or any Vertis Subsidiary, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

1.123       Vertis Senior Notes means those certain 10 7/8% Senior Notes due 2009, issued by Vertis pursuant to the 10 7/8% Indenture.

1.124       Vertis Senior Notes Claim means any Claim against any Vertis Debtor arising under or in connection with the Vertis Senior Notes or the 10 7/8% Indenture, other than a Vertis Section 510(b) Claim or a Vertis Holdings Section 510(b) Claim.

1.125       Vertis Senior Subordinated Notes means those certain 13 1/2% Senior Subordinated Notes due 2009, issued by Vertis pursuant to the 13 1/2% Indenture.

1.126       Vertis Senior Subordinated Notes Claim means any Claim arising under or in connection with the Vertis Senior Subordinated Notes or the 13 1/2% Indenture, other than a Vertis Section 510(b) Claim or a Vertis Holdings Section 510(b) Claim.

1.127       Vertis Shareholders means (i) the THL Fund Parties, the shareholders of Vertis Holdings that have invested in the securities of Vertis with the THL Fund Parties and have signed or hereafter sign the THL/Evercore Letter Agreement, Thomas H. Lee Capital, LLC, and THL Equity Advisors IV, LLC; (ii) Evercore Capital Partners, L.P., Evercore Capital Partners (NQ) L.P., Evercore Capital Offshore Partners, L.P., and Evercore Advisors Inc.; and (iii) the controlled affiliates of the entities in (i)-(ii) (other than the “portfolio companies” controlled or managed by them and Vertis).

1.128       Vertis Subsidiary Debtors means Webcraft LLC, Webcraft Chemicals, LLC, Enteron Group, LLC, Vertis Mailing LLC, and USA Direct, LLC.

1.129       Vertis Term Loan means the portion of the Vertis Credit Agreement pursuant to which certain lenders thereunder provided a term loan to Vertis in the original principal amount of $50 million.

1.130       Vertis Term Loan Claim means any Claim against any Vertis Debtor, other than Vertis Holdings arising under or in connection with, the Vertis Term Loan, including any Claim arising from the Vertis Subsidiary Debtors’ guarantee of Vertis’ obligations arising under or in connection with the Vertis Term Loan.

B.            Rules of Interpretation.

For purposes of the Prepackaged Plan:  (1) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (2) unless otherwise specified, any reference in the Prepackaged Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (3) unless otherwise specified, any reference in the Prepackaged Plan to an existing document, schedule, or exhibit, whether or not filed with the Bankruptcy Court, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (4) any reference to an entity as a holder of a Claim or Equity Interest includes that entity’s successors and assigns; (5) unless otherwise specified, all references in the Prepackaged Plan to articles are references to articles of the Prepackaged Plan; (6) unless otherwise specified, all references in the Prepackaged Plan to exhibits are references to exhibits in the Plan Supplement; (7) the words “herein,” “hereof,” and “hereto” refer to the Prepackaged Plan in its entirety rather than to a particular portion of the Prepackaged Plan; (8) subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release, or other agreement or document entered into in connection with the Prepackaged Plan, the rights and obligations arising pursuant to the Prepackaged Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (9) captions and headings to articles of the Prepackaged Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Prepackaged Plan; (10) unless otherwise set forth in the Prepackaged Plan, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (11) any term used in capitalized form in the Prepackaged Plan that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (12) all references to docket numbers of documents filed in the Vertis Debtors’ Reorganization Cases or the ACG Debtors’ Reorganization Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (13) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, as applicable to the Vertis Debtors’ Reorganization Cases or the ACG Debtors’ Reorganization Cases, unless otherwise stated; and (14) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors after the Effective Date in such a manner that is consistent with the overall purpose and intent of the Prepackaged Plan all without further Bankruptcy Court order.

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II

PROVISIONS FOR PAYMENT OF UNCLASSIFIED
ADMINISTRATIVE, PROFESSIONAL AND TAX CLAIMS

2.1           Administrative Expense Claims.

Each holder of an Allowed Administrative Expense Claim will receive payment in full in Cash of the unpaid portion of such Allowed Administrative Expense Claim (a) in the case of Vertis Informal Committee Claims, in the ordinary course of business pursuant to the terms of prepetition engagement letters, if applicable, without the requirement to file a fee application with the Bankruptcy Court, but no later than the Effective Date, (b) in the case of professional fees and expenses for other advisors, as soon as practicable after Bankruptcy Court approval thereof, or, in the case of professionals retained by the Vertis Debtors in the ordinary course of their business, if any, on such terms as are customary between the Vertis Debtors and such professionals; (c) with respect to all other holders of Allowed Administrative Expense Claims, on the later of (i) the Effective Date and (ii) the date on which such payment would be made in the ordinary course of the Vertis Debtor’s business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements or regulations governing, instruments evidencing or other documents relating to such transactions, or (d) with respect to any Claim described in clauses (a) through (c) hereof, as otherwise agreed by the holder of such Claim and, subject to Noteholder Consent, the Vertis Debtors.  Disputed but not yet Allowed Administrative Expense Claims will be reserved for as of the Effective Date.

2.2           Professional Compensation and Reimbursement Claims.

Except as provided in Section 2.1 hereof, all entities seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is ninety (90) days after the Effective Date their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or Allowing any such Administrative Expense Claim.  The Reorganized Debtors are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.

2.3           Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim against a Debtor agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall, in full satisfaction, release, and discharge of such Allowed Priority Tax

Claim: (a) to the extent such Claim is due and owing on the Effective Date, be paid in full, in Cash, on the Distribution Date; (b) to the extent such Claim is not due and owing on the Effective Date, be paid in full, in Cash, in accordance with the terms of any agreement between the Vertis Debtors and such holder, or as may be due and owing under applicable non-bankruptcy law, or in the ordinary course of business; or (c) be treated on such other terms and conditions as are acceptable to the Vertis Debtors and the holder of such Claim.

2.4           DIP Lender Claims.

On the Effective Date, all Allowed DIP Lender Claims, if any, shall be paid in full in Cash from the Exit Financing. Upon payment and satisfaction in full of all Allowed DIP Lender Claims, all Liens and security interests granted to secure such obligations, whether in the Vertis Debtors’ Reorganization Cases or otherwise, shall be terminated and of no further force or effect.

ARTICLE III

CLASSIFICATION OF CLAIMS
AND EQUITY INTERESTS

The Prepackaged Plan is premised upon the substantive consolidation of Vertis and the Vertis Subsidiary Debtors (but not Vertis Holdings) for purposes of the Prepackaged Plan only.  Accordingly, for purposes of the Prepackaged Plan, the assets and liabilities of Vertis and the Vertis Subsidiary Debtors are deemed the assets and liabilities of a single, consolidated entity.

The categories of Claims and Equity Interests are classified for all purposes, including voting, confirmation, and distribution, pursuant to the Prepackaged Plan as follows:

Class	Designation	Impairment	Entitled to Vote

Vertis Holdings Class 1	Vertis Holdings Priority Non-Tax Claims	Unimpaired	No (deemed to accept)

Vertis Holdings Class 2A	Vertis Holdings Revolving Credit Facility Guarantee Claims	Unimpaired	No (deemed to accept)

Vertis Holdings Class 2B	Vertis Holdings Term Loan Guarantee Claims	May be Impaired	Yes

Class	Designation	Impairment	Entitled to Vote

Vertis Holdings Class 3	Vertis Holdings Other Secured Claims	Unimpaired	No (deemed to accept)

Vertis Holdings Class 4	Vertis Holdings General Unsecured Claims	Impaired	Yes

Vertis Holdings Class 5	Vertis Holdings Section 510(b) Claims	Impaired	No (deemed to reject)

Vertis Holdings Class 6	Vertis Holdings Equity Interests	Impaired	No (deemed to reject)

Vertis Class 1	Vertis Priority Non-Tax Claims	Unimpaired	No (deemed to accept)

Vertis Class 2A	Vertis Revolving Credit Facility Claims	Unimpaired	No (deemed to accept)

Vertis Class 2B	Vertis Term Loan Claims	May be Impaired	Yes

Vertis Class 3	Vertis Other Secured Claims	Unimpaired	No (deemed to accept)

Vertis Class 4	Vertis Second Lien Notes Claims	Impaired	Yes

Vertis Class 5	Vertis Senior Notes Claims	Impaired	Yes

Vertis Class 6	Vertis Senior Subordinated Notes Claims	Impaired	Yes

Vertis Class 7	Vertis General Unsecured Claims	Unimpaired	No (deemed to accept)

Vertis Class 8	Vertis Section 510(b) Claims	Impaired	No (deemed to reject)

Class	Designation	Impairment	Entitled to Vote

Vertis Class 9	Vertis Equity Interests	Unimpaired	No (deemed to accept)

ARTICLE IV

TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.1           Vertis Holdings Class 1 – Vertis Holdings Priority Non-Tax Claims.

(a)           Impairment and Voting.  Vertis Holdings Class 1 is unimpaired by the Prepackaged Plan.  Each holder of an Allowed Vertis Holdings Priority Non-Tax Claim is not entitled to vote to accept or reject the Prepackaged Plan and shall be conclusively deemed to have accepted the Prepackaged Plan.

(b)           Distributions.  On the Effective Date, or as soon thereafter as is reasonably practical, each holder of an Allowed Vertis Holdings Priority Non-Tax Claim shall be paid an amount in Cash equal to the Allowed amount of such Priority Non-Tax Claim.

4.2           Vertis Holdings Class 2A – Vertis Holdings Revolving Credit Facility Guarantee Claim.

(a)           Impairment and Voting. Vertis Holdings Class 2A is unimpaired by the Prepackaged Plan.  Each holder of an Allowed Vertis Holdings Revolving Credit Facility Guarantee Claim is not entitled to vote to accept or reject the Prepackaged Plan and shall be conclusively deemed to accept the Prepackaged Plan.

(b)           Distribution.  On the Effective Date, each holder of an Allowed Vertis Holdings Revolving Credit Facility Guarantee Claim shall receive the treatment described on account of its Allowed Vertis Revolving Credit Facility Claim and shall not receive any distribution on account of such holder’s Vertis Holdings Revolving Credit Facility Guarantee Claim.

4.3           Vertis Holdings Class 2B – Vertis Holdings Term Loan Guarantee Claim.

(a)           Impairment and Voting. Vertis Holdings Class 2B may be impaired by the Prepackaged Plan.  Each holder of an Allowed Vertis Holdings Term Loan Guarantee Claim is entitled to vote to accept or reject the Prepackaged Plan; provided, however, that such vote shall be disregarded and such Claim will be unimpaired if the holder shall receive the treatment under Section 4.10(b)(i) hereof.

(b)           Distribution.  On the Effective Date, each holder of an Allowed Vertis Holdings Term Loan Guarantee Claim shall receive the treatment described on account of its Allowed Vertis Term Loan Claim in satisfaction of such holder’s Vertis Holdings Term Loan Guarantee Claim.

4.4           Vertis Holdings Class 3 – Vertis Holdings Other Secured Claims.

(a)           Impairment and Voting.  Vertis Holdings Class 3 is unimpaired by the Prepackaged Plan.  Each holder of an Allowed Vertis Holdings Other Secured Claim is not entitled to vote to accept or reject the Prepackaged Plan and shall be conclusively deemed to have accepted the Prepackaged Plan.

(b)           Distributions.  On the Effective Date, or as soon thereafter as is reasonably practicable, except to the extent that the holder of an Allowed Vertis Holdings Other Secured Claim agrees to less favorable treatment, each Allowed Vertis Holdings Other Secured Claim, if any, shall be reinstated or rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Vertis Holdings Other Secured Claim to demand or receive payment of such Claim prior to its stated maturity from and after the occurrence of default.  All Allowed Vertis Holdings Other Secured Claims that are not due and payable on or before the Effective Date shall, at Vertis Holdings’ option, subject to Noteholder Consent, be paid (i) in the ordinary course of business in accordance with the course of practice between Vertis Holdings and such holder with respect to such Claim, or (ii) by transfer of the Collateral to the holder of such Claim.

4.5           Vertis Holdings Class 4 – Vertis Holdings General Unsecured Claims.

(a)           Allowance of Claims, Impairment and Voting. The following Vertis Holdings General Unsecured Claims shall be Allowed Claims in the amounts set forth next to such Claim herein and, for avoidance of doubt, shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person:  (i) Claims on account of Vertis Holdings Mezzanine Notes:  $242,942.323.59 plus any interest accrued between May 1, 2008 and the Petition Date, (ii) Claims of Thomas H. Lee Capital, LLC and THL Equity Advisors IV, LLC on account of management services agreements with Vertis Holdings, dated as of December 7, 1999, as amended:  $1,750,000, and (iii) Claims of Evercore Advisors Inc. on account of a management services agreement with Vertis Holdings, dated as of December 7, 1999, as amended:  $437,500.  Vertis Holdings Class 4 is impaired by the Prepackaged Plan.  Each holder of an Allowed Vertis Holdings General Unsecured Claim is entitled to vote to accept or reject the Prepackaged Plan.

(b)           Distribution.  On the Effective Date, or as soon thereafter as is reasonably practicable, except to the extent that a holder of an Allowed Vertis Holdings General Unsecured Claim agrees to less favorable treatment of such Allowed Vertis Holdings General Unsecured Claim, each holder of an Allowed Vertis Holdings General Unsecured Claim shall receive, in full and final satisfaction of its Allowed Vertis Holdings General Unsecured Claim, its pro rata share of the Intercompany Payment and

(A)          if the THL/Evercore Letter Agreement has not been terminated as of the Effective Date, (i) the THL Parties shall receive $648,149 to be allocated among them on the same basis on which they participate in the Intercompany Payment, and (ii) the Evercore Parties shall receive up to $25,000 in respect of legal fees and expenses incurred by the Evercore Parties in connection with the Restructuring Agreement and the THL/Evercore Letter Agreement; and

(B)           if the  CLI Letter Agreement has not been terminated as of the Effective Date, CLI shall receive $400,000;

provided, however, if the THL/Evercore Letter Agreement has not been terminated as of the Effective Date, each holder of a claim in the Vertis Holdings General Unsecured Claims’ Class that is an accredited investor may elect on its ballot to receive all or a portion of its recovery in the form of the Vertis Holdings Alternative Recovery; provided further, however, that the value of the New Common Stock to be issued on account of the Vertis Holdings Alternative Recovery (based on the reorganized equity value set forth in the Disclosure Statement) shall not exceed $400,000 in the aggregate, and if the amount of the Intercompany Payment to be foregone in respect of the Vertis Holdings Alternative Recovery exceeds $400,000, the Vertis Holdings Alternative Recovery shall be divided pro rata among all Vertis Holdings General Unsecured Claims for which such election was made; provided, further, however, that such maximum amounts allocable directly to the THL Fund Parties and their related Vertis Shareholders on account of the Vertis Holdings Alternative Recovery shall not exceed $250,000.  As to the New Common Stock that a holder elects to receive on account of the Vertis Holdings Alternative Recovery, the holder shall have the nontransferable right, exercisable within thirty (30) days after the first anniversary of the Effective Date, to sell (in whole and not in part) its shares of the New Common Stock to Vertis Holdings for an amount in Cash equal to the holder’s foregone Cash recovery.  For every dollar of Cash any holder foregoes in respect of the Vertis Holdings Alternative Recovery, (i) it shall receive the number of shares of New Common Stock equal to the value of the foregone cash based on the reorganized equity value of the Reorganized Debtors set forth in the Disclosure Statement and (ii) the Intercompany Payment shall be reduced by one (1) dollar.

The New Common Stock issued pursuant to the Vertis Holdings Alternative Recovery shall dilute pro rata all other recipients of New Common Stock to be issued on the Effective Date.  As a result, to the extent the Vertis Holdings Alternative Recovery is elected, all holders in other Classes that are receiving New Common Stock under the Prepackaged Plan and the ACG Debtors’ Prepackaged Plan will have their percentage of the New Common Stock to be received on the Effective Date decreased proportionately (however, the value of the New Common Stock they are receiving on the Effective Date will not change, as the amount of Cash to be paid by the Vertis Debtors to the holders of the Vertis Holdings General Unsecured Claims on the Effective Date will be decreased in such event).

4.6           Vertis Holdings Class 5 – Vertis Holdings Section 510(b) Claims.

(a)           Impairment and Voting.  Vertis Holdings Class 5 is impaired by the Prepackaged Plan.  Each holder of an Allowed Vertis Holdings Section 510(b) Claim is not entitled to vote to accept or reject the Prepackaged Plan and shall be conclusively deemed to have rejected the Prepackaged Plan.

(b)           Distribution.  On the Effective Date, all Vertis Holdings Section 510(b) Claims shall be extinguished with no distribution; provided, however, nothing in this Section 4.6 shall affect or limit the rights and obligations set forth in Section 11.11 hereof.

4.7           Vertis Holdings Class 6 – Vertis Holdings Equity Interests.

(a)           Impairment and Voting.  Vertis Holdings Class 6 is impaired by the Prepackaged Plan.  Each holder of an Allowed Vertis Holdings Equity Interest is not entitled to vote to accept or reject the Prepackaged Plan and shall be conclusively deemed to have rejected the Prepackaged Plan.

(b)           Distribution.  On the Effective Date, or as soon thereafter as is reasonably practicable, all existing Vertis Holdings Equity Interests (with the exception of the New Common Stock) shall be cancelled, and the holders of the Allowed Vertis Holdings Equity Interests shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Allowed Vertis Holdings Equity Interests.

4.8           Vertis Class 1 – Vertis Priority Non-Tax Claims.

(a)           Impairment and Voting.  Vertis Class 1 is unimpaired by the Prepackaged Plan.  Each holder of an Allowed Vertis Priority Non-Tax Claim is not entitled to vote to accept or reject the Prepackaged Plan and shall be conclusively deemed to have accepted the Prepackaged Plan.

(b)           Distributions.  On the Effective Date, except to the extent that a holder of an Allowed Vertis Priority Non-Tax Claim agrees to less favorable treatment of such Allowed Vertis Priority Non-Tax Claim, each Allowed Vertis Priority Non-Tax Claim shall be unimpaired in accordance with section 1124 of the Bankruptcy Code.  Allowed Vertis Priority Non-Tax Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business and in accordance with the terms and conditions of any agreements relating thereto.

4.9           Vertis Class 2A – Vertis Revolving Credit Facility Claims.

(a)           Impairment and Voting. Vertis Class 2A is unimpaired by the Prepackaged Plan.  Each holder of an Allowed Vertis Revolving Credit Facility Claim is not entitled to vote to accept or reject the Prepackaged Plan and shall be conclusively deemed to have accepted the Prepackaged Plan.

(b)           Distributions. On the Effective Date, except to the extent that a holder of an Allowed Vertis Revolving Credit Facility Claim agrees to less favorable treatment or has not been paid prior to the Effective Date, each holder of an Allowed Vertis Revolving Credit Facility Claim shall receive payment in full, in Cash, of the outstanding principal amount of its claim, any accrued and unpaid interest thereon, and other amounts contractually owing to such holder.

4.10         Vertis Class 2B – Vertis Term Loan Claims.

(a)           Impairment and Voting. Vertis Class 2B may be impaired by the Prepackaged Plan.  Each holder of an Allowed Vertis Term Loan Claim is entitled to vote to accept or reject the Prepackaged Plan; provided, however, that such vote shall be disregarded and such Claim will be unimpaired if the holder shall receive the treatment under Section 4.10(b)(i) hereof.

(b)           Distributions.  On the Effective Date each holder of an Allowed Vertis Term Loan Claim shall, at Vertis’ option, subject to Noteholder Consent, either (i) have such Claim paid in full, in Cash, the outstanding principal amount of its Claim, any accrued and unpaid interest thereon, and other amounts contractually owing to such holder, (ii) receive deferred Cash payments, of a value, as of the Effective Date, of at least the amount of such holder’s Allowed Vertis Term Loan Claim with a maturity date no later than the maturity date of the term loan portion of the Exit Financing; or (iii) be treated as otherwise agreed to by Vertis, subject to Noteholder Consent, and each holder of an Allowed Vertis Term Loan Claim.

4.11         Vertis Class 3 – Vertis Other Secured Claims.

(a)           Impairment and Voting.  Vertis Class 3 is unimpaired by the Prepackaged Plan.  Each holder of an Allowed Vertis Other Secured Claim is not entitled to vote to accept or reject the Prepackaged Plan and shall be conclusively deemed to have accepted the Prepackaged Plan.

(b)           Distributions.  On the Effective Date, or as soon thereafter as is reasonably practicable, except to the extent that the holder of an Allowed Vertis Other Secured Claim agrees to less favorable treatment, each Allowed Vertis Other Secured Claim shall be reinstated or rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Vertis Other Secured Claim to demand or receive payment of such Claim prior to its stated maturity from and after the occurrence of default.  All Allowed Vertis Other Secured Claims that are not due and payable on or before the Effective Date shall, at Vertis’ option, subject to Noteholder Consent, be paid (i) in the ordinary course of business in accordance with the course of practice between Vertis and such holder with respect to such Claim, or (ii) by transfer of the Collateral to the holder of such Claim.

4.12         Vertis Class 4 – Vertis Second Lien Notes Claims.

(a)           Allowance, Impairment and Voting.   The Vertis Second Lien Notes Claims shall be Allowed in full and, for avoidance of doubt, shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person, in the aggregate amount of (i) $350 million, plus (ii) the accrued but unpaid interest at the non-default contract rate under the Vertis Second-Lien Notes as of the Effective Date, except to the extent such interest is otherwise provided herein to be paid or satisfied, plus (iii) all other Obligations (as defined in the 9 3/4% Indenture), except to the extent that claims of the Vertis Indenture Trustee under the Vertis Second Lien Notes are otherwise provided to be paid or satisfied. Vertis Class 4 is impaired by the Prepackaged Plan.  Each holder of an Allowed Vertis Second Lien Notes Claim is entitled to vote to accept or reject the Prepackaged Plan.

(b)           Distributions.  On the Effective Date, except to the extent that the holder of an Allowed Vertis Second Lien Notes Claim agrees to less favorable treatment, each holder of a Vertis Second Lien Notes Claim shall exchange with Vertis all, and not less than all, of such holder’s Vertis Second Lien Notes for:

(A)         such holder’s pro rata share (based upon the principal amount of Vertis Second Lien Notes held by each holder) of $350 million in principal amount of the New Vertis Second Lien Notes; and

(B)          Cash in an amount equal to any accrued but unpaid interest as of the Effective Date.

4.13         Vertis Class 5 – Vertis Senior Notes Claims.

(a)           Allowance, Impairment and Voting.  The Vertis Senior Notes Claims shall be Allowed in full and, for avoidance of doubt, shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, (whether equitable, contractual or otherwise), counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person, in the aggregate amount of (i) $350 million, plus (ii) the accrued but unpaid interest under the Vertis Senior Notes as of the Petition Date, plus (iii) all other Obligations (as defined in the 10 7/8% Indenture), except to the extent that claims of the Vertis Indenture Trustee under the Vertis Senior Notes are otherwise provided to be paid or satisfied.  Vertis Class 5 is impaired by the Prepackaged Plan.  Each holder of an

Allowed Vertis Senior Notes Claim is entitled to vote to accept or reject the Prepackaged Plan.

(b)           Distribution.  On the Effective Date, except to the extent that the holder of an Allowed Vertis Senior Notes Claim agrees to less favorable treatment, each Senior Notes Claim shall exchange with Vertis all, and not less than all, of such holder’s Vertis Senior Notes for:

(A)         such holder’s pro rata share (based upon the principal amount of Vertis Senior Notes held by each holder) of $107 million in principal amount of New Vertis Senior Notes; and

(B)          such holder’s pro rata share (based upon the principal amount of Vertis Senior Notes held by each holder) of 57.04% of the number of shares of New Common Stock outstanding on the Effective Date.

4.14         Vertis Class 6 – Vertis Senior Subordinated Notes Claims.

(a)           Allowance, Impairment and Voting.  The Vertis Senior Subordinated Notes Claim shall be Allowed in full and, for avoidance of doubt, shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, (whether equitable, contractual or otherwise), counterclaim, cross-claim, defense, disallowance, impairment, objection or any challenges under any applicable law or regulation by any Person, in the aggregate amount of (i) $293.495 million, plus (ii) the accrued but unpaid interest under the Vertis Senior Subordinated Notes as of the Filing Date, plus (iii) all other Obligations (as defined in the 13 1/2% Indenture), except to the extent that claims of the Vertis Indenture Trustee under the Vertis Senior Subordinated Notes are otherwise provided to be paid or satisfied. Vertis Class 6 is impaired by the Prepackaged Plan.  Each holder of an Allowed Vertis Senior Subordinated Notes Claim is entitled to vote to accept or reject the Prepackaged Plan.

(b)           Distribution.  On the Effective Date, except to the extent that the holder of an Allowed Vertis Senior Subordinated Notes Claim agrees to less favorable treatment, each Vertis Senior Subordinated Notes Claim shall exchange with Vertis all, and not less than all, of such holder’s Vertis Senior Subordinated Notes for:

(A)         such holder’s pro rata share (based upon the principal amount of Vertis Senior Subordinated Notes held by each holder) of $27 million in principal amount of New Vertis Senior Notes;

(B)          such holder’s pro rata share (based upon the principal amount of Vertis Senior Subordinated Notes held by each holder) of 10% of the number of shares of New Common Stock outstanding on the Effective Date; and

(C)          such holder’s pro rata share (based upon the principal amount of Vertis Senior Subordinated Notes held by each holder) of the New Warrants.

4.15         Vertis Class 7 – Vertis General Unsecured Claims.

(a)           Impairment and Voting  Vertis Class 7 is unimpaired by the Prepackaged Plan.  Each holder of an Allowed Vertis General Unsecured Claim is not entitled to vote to accept or reject the Prepackaged Plan and shall be conclusively deemed to have accepted the Prepackaged Plan.

(b)           Distribution.  On the Effective Date, or as soon thereafter as is reasonably practicable, except to the extent that a holder of an Allowed Vertis General Unsecured Claim agrees to less favorable treatment of such Allowed Vertis General Unsecured Claim or has been paid prior to the Effective Date, each Allowed Vertis General Unsecured Claim shall be unimpaired in accordance with section 1124 of the Bankruptcy Code.  Each holder of an Allowed Vertis General Unsecured Claim, which is not due and payable on or before the Effective Date, will receive payment in full in Cash of the unpaid portion of such Allowed Vertis General Unsecured Claim on the latest of (i) the Effective Date, (or as soon thereafter as reasonably practicable), (ii) the date on which such claim would be paid in the ordinary course of the Vertis Debtors’ business and or (iii) as otherwise agreed by the Vertis Debtors, subject to Noteholder Consent, and the holder of such Claim; provided, however, that subject to the consent of the DIP Lenders, the Vertis Debtors, subject to the reasonable consent of the Vertis Informal Committee and the Vertis Second Lien Noteholder Group, may seek authority from the Bankruptcy Court to pay certain Vertis General Unsecured Claims in advance of the Effective Date in the ordinary course of business. Vertis reserves its rights, however, to dispute the validity of any Vertis General Unsecured Claim, whether or not objected to prior to the Effective Date.

4.16         Vertis Class 8 – Vertis Section 510(b) Claims.

(a)           Impairment and Voting.  Vertis Class 8 is impaired by the Prepackaged Plan.  Each holder of an Allowed Vertis Section 510(b) Claim is not entitled to vote to accept or reject the Prepackaged Plan and shall be conclusively deemed to have rejected the Prepackaged Plan.

(b)           Distribution.  On the Effective Date, all Vertis Section 510(b) Claims shall be extinguished with no distribution; provided, however, nothing in this Section 4.16 shall affect or limit the rights and obligations set forth in Section 11.11 hereof.

4.17         Vertis Class 9 – Vertis Equity Interests.

(a)           Impairment and Voting.  Vertis Class 9 is unimpaired by the Prepackaged Plan.  Each holder of an Allowed Vertis Equity Interest is conclusively presumed to have accepted the Prepackaged Plan and is not entitled to vote to accept or reject the Prepackaged Plan.

(b)           Distribution.  All Vertis Equity Interests shall continue to be owned by Vertis Holdings.  The Equity Interests of the Vertis Subsidiary Debtors shall continue to be owned by Vertis, Inc. or Webcraft, LLC, as applicable.

ARTICLE V

IDENTIFICATION OF CLASSES OF CLAIMS AND
EQUITY INTERESTS IMPAIRED; ACCEPTANCE OR
REJECTION OF THIS PLAN OF REORGANIZATION

5.1           Holders of Claims and Equity Interests Entitled to Vote.

Each of Vertis Holdings Class 2B (Vertis Holdings Term Loan Guarantee Claims), Vertis Holdings Class 4 (Vertis Holdings General Unsecured Claims), Vertis Class 2B (Vertis Term Loan Claims), Vertis Class 4 (Vertis Second Lien Notes Claims), Vertis Class 5 (Vertis Senior Notes Claims), and Vertis Class 6 (Vertis Senior Subordinated Notes Claims) is entitled to vote to accept or reject this Prepackaged Plan.

5.2           Holders of Claims and Equity Interests Not Entitled to Vote.

Each of Vertis Holdings Class 1 (Vertis Holdings Priority Non-Tax Claims), Vertis Holdings Class 3 (Vertis Holdings Other Secured Claims), Vertis Holdings Class 2A (Vertis Revolving Credit Facility Guarantee Claims), Vertis Class 1 (Vertis Priority Non-Tax Claims), Vertis Class 2A (Vertis Revolving Credit Facility Claims), Vertis Class 3 (Vertis Other Secured Claims), Vertis Class 7 (Vertis General Unsecured Claims), and Vertis Class 9 (Vertis Equity Interests), is unimpaired by the Prepackaged Plan and the holders of Allowed Claims or Allowed Equity Interests in each of such Classes are conclusively presumed to have accepted the Prepackaged Plan and are not entitled to vote to accept or reject the Prepackaged Plan.

Each of Vertis Holdings Class 5 (Vertis Holdings Section 510(b) Claims), Vertis Holdings Class 6 (Vertis Holdings Equity Interests), and Vertis Class 8 (Vertis Section 510(b) Claims) is impaired by the Prepackaged Plan and the holders of claims in such Classes are presumed to have rejected the Prepackaged Plan and are not entitled to vote to accept or reject the Prepackaged Plan.

5.3           Nonconsensual Confirmation.

If any impaired Class of Claims entitled to vote shall not accept the Prepackaged Plan by the requisite statutory majority provided in section 1126(c) or (d) of the Bankruptcy Code, the Vertis Debtors reserve the right, subject to Noteholder Consent, to amend the Prepackaged Plan in accordance with Section 13.6 of the Prepackaged Plan or, other than with respect to the Vertis Second Lien Notes Claims or the Vertis Senior

Notes Claims, to undertake to have the Bankruptcy Court confirm the Prepackaged Plan under section 1129(b) of the Bankruptcy Code or both.

ARTICLE VI

MEANS OF IMPLEMENTATION
AND POST-EFFECTIVE DATE GOVERNANCE

6.1           Substantive Consolidation.

The Prepackaged Plan is premised upon the substantive consolidation of Vertis and the Vertis Subsidiary Debtors for purposes of the Prepackaged Plan only.  Accordingly, on the Effective Date, all of Vertis and the Vertis Subsidiary Debtors and their Estates shall, for purposes of the Prepackaged Plan only, be deemed merged and (i) all assets and liabilities of Vertis and the Vertis Subsidiary Debtors shall be treated for purposes of the Prepackaged Plan only as though they were merged, (ii) all guarantees of Vertis and the Vertis Subsidiary Debtors of payment, performance, or collection of obligations of any other Vertis Subsidiary Debtors or Vertis shall be eliminated and cancelled, (iii) all joint obligations of two or more Vertis Subsidiary Debtors and/or Vertis and all multiple Claims against such entities on account of such joint obligations, shall be considered a single claim against Vertis and the Vertis Subsidiary Debtors, and (iv) any Claim filed in the Vertis Debtors’ Reorganization Cases or any of the Vertis Subsidiary Debtors shall be deemed filed against the consolidated Vertis and the Vertis Subsidiary Debtors and a single obligation of the consolidated Vertis and the Vertis Subsidiary Debtors on and after the Effective Date.  Such substantive consolidation shall not (other than for voting, treatment, and distribution purposes under the Prepackaged Plan) affect (x) the legal and corporate structures of Vertis and the Vertis Subsidiary Debtors (including the corporate ownership of the Vertis Subsidiary Debtors), and (y) any intercompany claims.

6.2           Corporate Action.

(a)           General.  Upon the Effective Date, all actions contemplated by the Prepackaged Plan shall be deemed authorized and approved in all respects, including (i) adoption or assumption, as applicable, of the agreements with existing management, (ii) selection of the directors and officers for the Reorganized Debtors, (iii) the execution and entry into the Exit Financing, (iv) the distribution of the New Common Stock, (v) the distribution of the New Warrants, (vi) the issuance of the New Vertis Second Lien Notes and the New Vertis Senior Notes, (vii) adoption of the Equity Incentive Plan and the New Bonus Plan, and (viii) all other actions contemplated by the Prepackaged Plan (whether to occur before, on or after the Effective Date).  All matters provided for in the Prepackaged Plan involving the corporate structure of the Vertis Debtors or the Reorganized Debtors, and any corporate action required by the Vertis Debtors or the Reorganized Debtors in connection with the Prepackaged Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors or officers of the Vertis Debtors or the Reorganized Debtors.  On or (as applicable) prior to the Effective Date, the appropriate officers of the Vertis Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute and deliver the agreements, documents, securities, and instruments contemplated by the Prepackaged Plan (or necessary or desirable to effect the transactions contemplated by the Prepackaged Plan) in the name of and on behalf of the Reorganized Debtors, including (i) the Exit Financing, (ii) the New Vertis Second Lien Notes Indenture and the New Vertis Senior Notes Indenture, (iii) the New Warrants Agreement, and (iv) any and all other agreements, documents, securities and instruments relating to the foregoing.  The authorizations and approvals contemplated by this Section 6.2(a) shall be effective notwithstanding any requirements under nonbankruptcy law.  The issuance of the New Common Stock and New Warrants shall be exempt from the requirements of Section 16(b) of the Securities Exchange Act of 1934 (pursuant to Rule 16b-3 promulgated thereunder) with respect to any acquisition of such securities by an officer or director (or a director deputized for purposes thereof) as of the Effective Date.

(b)           Restated Certificate of Incorporation and Restated Bylaws of Vertis Holdings and the Other Reorganized Debtors.  On the Effective Date, Reorganized Vertis Holdings shall adopt the Restated Certificate of Incorporation and the Restated Bylaws and shall file the Restated Certificate of Incorporation with the Secretary of State of Delaware.  In addition, on or before the Effective Date, pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, the Restated Certificate of Incorporation, the certificates of incorporation of the Vertis Debtors that are corporations and the organization documents for the Vertis Debtors that are limited liability companies, shall also be amended, subject to Noteholder Consent, (and as to the corporate Vertis Debtors filed with the Secretary of State of their respective states of incorporation) as necessary to satisfy the provisions of the Bankruptcy Code and shall include, among other things, (i) a provision prohibiting the issuance of non-voting equity securities and (ii) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. On the Effective Date, the boards of directors of each Reorganized Debtor shall be deemed to have adopted the restated bylaws for such Reorganized Debtor, subject to Noteholder Consent.

(c)           Boards of Directors of Vertis Holdings and the Other Reorganized Debtors.  On the Effective Date, the operation of Reorganized Vertis Holdings shall become the general responsibility of its board of directors, subject to, and in accordance with, the Restated Certificate of Corporation and Restated Bylaws.  On the Effective Date the operation of each of the other Reorganized Debtors shall become the general responsibility of its respective board of directors, subject to and in accordance with its respective restated certificates of incorporation and restated bylaws or other organizational documents. The initial boards of directors of the Reorganized Vertis Holdings and the other Reorganized Debtors shall be disclosed in the Plan Supplement.  The initial board of directors of Reorganized Vertis Holdings will consist of five directors, one of whom shall be Reorganized Vertis Holdings’ Chief Executive Officer,

two of whom shall be selected by Avenue, one of whom shall be selected by the Vertis Informal Committee (with such selection being made by one or more members of such committee who hold, in the aggregate, more than 50% of the face amount of the Vertis Senior Notes held by the members of such committee) and one of whom shall be selected by Goldman and TCW.

(d)           Officers of Vertis Holdings and the Other Reorganized Debtors.  The initial officers of Vertis Holdings and the other Reorganized Debtors shall be disclosed in the Plan Supplement to be filed with the Bankruptcy Court prior to the Effective Date.  The selection of officers of Vertis Holdings and the other Reorganized Debtors after the Effective Date shall be as provided in the respective restated certificates of incorporation and restated bylaws or other organizational documents of Vertis Holdings or the applicable Reorganized Debtor.

6.3           The Merger Agreement/Other Internal Restructurings.

On the Effective Date, without the need for any further action, the Reorganized Debtors shall consummate the merger as set forth in the Merger Agreement (which shall be deemed assumed without the need for any Cure), file a certificate of merger with the Delaware Secretary of State and execute any additional documents and take any additional action necessary to consummate the merger or otherwise contemplated by the Merger Agreement.  In addition, on the Effective Date, the Reorganized Debtors may (a) cause the transfer of assets or equity interests between or among the Reorganized Debtors and the ACG Debtors and/or (b) engage in any other transaction in furtherance of the Prepackaged Plan.

6.4           Issuance of New Notes.

On the Effective Date, the New Vertis Second Lien Notes Indenture and the New Vertis Senior Notes Indenture shall be executed and delivered and the Vertis Debtors or the Reorganized Debtors are authorized to issue the New Vertis Second Lien Notes and New Vertis Senior Notes and to execute, deliver and enter into the New Vertis Second Lien Notes Indenture and the New Vertis Senior Notes Indenture without the need for any further corporate action and without further action by the holders of Claims or Equity Interests.  On the Effective Date (i) the New Vertis Second Lien Notes shall be distributed on behalf of Vertis to holders of Allowed Vertis Second Lien Notes Claims, (ii) the New Vertis Senior Notes shall be distributed on behalf of Vertis to holders of Allowed Vertis Senior Notes Claims and Allowed Vertis Senior Subordinated Claims, and (iii) the New Vertis Senior Notes shall be distributed pursuant to the ACG Debtors’ Prepackaged Plan on behalf of Vertis to holders of Allowed ACG Second Lien Notes Claims.  Summaries of the New Vertis Second Lien Notes Indenture and the New Vertis Senior Notes Indenture are contained in the Disclosure Statement and a copy of each indenture will be filed with the Plan Supplement.

6.5           Issuance of New Common Stock.

The issuance of New Common Stock by Vertis Holdings is authorized without the need for any further corporate action.  Immediately prior to or on the Effective Date, all the New Common Stock to be issued to holders of Claims against the Vertis Debtors, other than Vertis Holdings, and the ACG Debtors shall be contributed by Vertis Holdings to Vertis as a contribution of capital.  On the Effective Date, the New Common Stock shall be distributed on behalf of Vertis to holders of Allowed Vertis Senior Notes Claims and Allowed Vertis Senior Subordinated Notes Claims and to holders of Allowed ACG Second Lien Notes Claims pursuant to the ACG Debtors’ Prepackaged Plans.  On the Effective Date, the amount of New Common Stock elected on account of the Vertis Holdings Alternative Recovery shall be distributed to holders of Allowed Vertis Holdings General Unsecured Claims in accordance with the treatment of the Vertis Holdings General Unsecured Claims Class provided in this Prepackaged Plan.

6.6           Issuance of New Warrants.

The issuance of New Warrants by Vertis Holdings in accordance with the Prepackaged Plan is authorized without the need for any further corporate action.  Immediately prior to or on the Effective Date the New Warrants shall be contributed by Vertis Holdings to Vertis as a contribution of capital.  On the Effective Date, the New Warrants shall be distributed on behalf of Vertis to holders of the Allowed Vertis Senior Subordinated Notes Claims, and in all cases shall be governed by the New Warrant Agreement.

6.7           Cancellation of Existing Securities and Agreements.

On the Effective Date, the 9 3/4% Indenture, the 10 7/8% Indenture, the 13 1/2% Indenture, the Vertis Holdings Mezzanine Note Agreement, and the Vertis Holdings Equity Interests, and related guarantees under the 9 3/4% Indenture, the 10 7/8% Indenture, and the 13 1/2% Indenture, shall be cancelled; provided, however the 9 3/4% Indenture, the 10 7/8% Indenture, the 13 1/2% Indenture and the Vertis Holdings Mezzanine Note Agreement shall continue in effect solely for the purpose of  allowing the holders of Vertis Second Lien Notes Claims, Vertis Senior Notes Claims, Vertis Senior Subordinated Notes Claims and Vertis Holdings General Unsecured Claims to receive their distributions hereunder.

6.8           Surrender of Existing Securities.

As soon as practicable, on or after the Effective Date, each holder of  Vertis Second Lien Notes Claims, Vertis Senior Notes Claims, and Vertis Senior Subordinated Notes Claims shall surrender its note(s) to the Vertis Indenture Trustee or in the event such note(s) are held in the name of, or by a nominee of, The Depository Trust Company, the Reorganized Debtors shall seek the cooperation of The Depository Trust Company to provide appropriate instructions to the Vertis Indenture Trustee.  No distributions under the Prepackaged Plan shall be made for or on behalf of such holder unless and until such note is received by the Vertis Indenture Trustee or appropriate instructions from The Depository Trust Company shall be received by the Vertis Indenture Trustee or the loss, theft or destruction of such note is established to the reasonable satisfaction of the Vertis Indenture Trustee as applicable, which satisfaction may require such holder to submit (a) a lost instrument affidavit and (b) an indemnity bond holding the Vertis Debtors, the Reorganized Debtors, and the Vertis Indenture Trustee harmless in respect of such note and any distributions made thereof.  Upon compliance with this Section by a holder of any note, such holder shall, for all purposes under the Prepackaged Plan, be deemed to have surrendered such note.  Any holder that fails to surrender such note or satisfactorily explains its non-availability to the Vertis Indenture Trustee within one (1) year of the Effective Date shall be deemed to have no further Claim against the Vertis Debtors and the Reorganized Debtors (or their property) or the Vertis Indenture Trustee in respect of such Claim and shall not participate in any distribution under the Prepackaged Plan. All property in respect of such forfeited distributions, including interest thereon, shall be promptly returned to the Reorganized Debtors by the Vertis Indenture Trustee and any such security shall be cancelled.

6.9           Agreements with Existing Management.

On the Effective Date, Vertis shall either enter into new employment agreements with existing Vertis management who are currently subject to a written employment agreement with Vertis, subject to the reasonable approval of Avenue, upon consultation with Goldman and TCW, or assume the existing Vertis employment agreements.  All other obligations of Vertis and its subsidiaries to officers, directors, and employees thereof that are referred to in the Merger Agreement shall be assumed.

6.10         Post-Effective Date Advisory Services Agreements.

On the Effective Date, the Vertis Debtors shall enter into the Avenue Advisory Services Agreement, the Goldman Advisory Services Agreement and the TCW Advisory Services Agreement.

6.11         Equity Incentive Plan.

After the Effective Date, Vertis Holdings shall establish the Equity Incentive Plan which will provide for the issuance of equity awards representing an aggregate of 10% of the New Common Stock on a fully diluted basis (with anti-dilution protection for the issuance of the New Common Stock, if any, issued upon exercise of the New Warrants) to officers and key employees of the Reorganized Debtors and their affiliates after the Effective Date.

6.12         New Bonus Plan.

On the Effective Date, Vertis Holdings shall make any payments approved under the New Bonus Plan.

6.13         Cancellation of Liens.

Except as otherwise provided in the Prepackaged Plan, upon the occurrence of the Effective Date, any Lien securing any Secured Claim shall be deemed released, and the holder of such Secured Claim shall be authorized and directed to release any collateral or other property of any Vertis Debtor (including any cash collateral) held by such holder and to take such actions as may be requested by the Reorganized Debtors, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Reorganized Debtors.

6.14         Compromise of Controversies.

In consideration for the distributions and other benefits provided under the Prepackaged Plan, the provisions of the Prepackaged Plan constitute a good faith compromise and settlement of all Claims and controversies resolved under the Prepackaged Plan, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under Bankruptcy Rule 9019.

ARTICLE VII

PROVISIONS GOVERNING DISTRIBUTIONS

7.1           Date of Distributions on Account of Allowed Claims.

Unless otherwise provided herein, any distributions and deliveries to be made under the Prepackaged Plan shall be made on the Effective Date or as soon as practicable thereafter.  In the event that any payment or act under the Prepackaged Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.  For avoidance of doubt, the New Common Stock and New Vertis Senior Notes shall be distributed pursuant to the Prepackaged Plan and the ACG Debtors’ Prepackaged Plan, to holders of Allowed ACG Second Lien Notes Claims in the ACG Debtors’ Reorganization Cases.

7.2           Sources of Cash for Plan Distribution.

Except as otherwise provided in the Prepackaged Plan or Confirmation Order, all Cash required for the payments to be made hereunder shall be obtained from the Vertis Debtors’ and the Reorganized Debtors’ operations and Cash on hand and the Exit Financing.

7.3           Disbursement Agent.

All distributions under this Prepackaged Plan shall be made by Vertis as Disbursement Agent or such other entity designated by Vertis as a Disbursement Agent on the Effective Date.  A Disbursement Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

7.4           Rights and Powers of Disbursement Agent.

The Disbursement Agent shall be empowered to (a) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Prepackaged Plan, (b) make all distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities and (d) exercise such other powers as may be vested in the Disbursement Agent by order of the Bankruptcy Court, pursuant to the Prepackaged Plan or as deemed by the Disbursement Agent to be necessary and proper to implement the provisions hereof.

7.5           Expenses of the Disbursement  Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable fees and expenses incurred by the Disbursement Agent (including taxes and reasonable attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

7.6           Record Date for Distribution.

The record date for distributions shall be the Distribution Record Date.

7.7           Delivery of Distributions.

(a)           Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth in the books and records of the Vertis Debtors, unless the applicable Reorganized Debtor has been notified in writing of a change of address, including by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on the Vertis Debtors’ books and records.  In the event that any distribution to any holder is returned as undeliverable, the Disbursement Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursement Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date.  After such date, all unclaimed property or interest in property shall revert to the applicable Reorganized Debtor and the Claim of any other holder to such property or interest in property shall be discharged and forever barred notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws to the contrary.

(b)           Pursuant to the CLI Letter Agreement, any distribution to be provided on account of CLI/THLEF IV Vertis LLC’s portion of the of the Vertis

Holdings Mezzanine Notes shall be paid directly to the members of CLI/THLEF IV Vertis LLC.

7.8           Vertis Indenture Trustee.

The Vertis Indenture Trustee shall be deemed to be the holder of all Vertis Second Lien Note Claims, Vertis Senior Note Claims and Vertis Senior Subordinated Note Claims, as applicable, for purposes of distributions to be made hereunder, and all distributions on account of such notes shall be made to or on behalf of the Vertis Indenture Trustee.  The Vertis Indenture Trustee shall hold or direct such distributions for the benefit of the holders of Allowed Vertis Second Lien Note Claims, Allowed Vertis Senior Note Claims and Allowed Vertis Subordinated Note Claim, as applicable.  As soon as practicable following compliance with the requirements set forth in Section 6.8, the Vertis Indenture Trustee shall arrange to deliver such distributions to or on behalf of such noteholders.

7.9           Manner of Payment Under Prepackaged Plan.

(a)           All distributions of the New Common Stock and the New Warrants to the holders of Claims, other than holders of Vertis Holdings General Unsecured Claims, under the Prepackaged Plan (including distributions of the New Common Stock and New Warrants under the ACG Debtors’ Prepackaged Plan) shall be made by the Disbursement Agent on behalf of Vertis.

(b)           All distributions of the New Common Stock to the holders of Vertis Holdings General Unsecured Claims under the Prepackaged Plan shall be made by the Disbursement Agent on behalf of Vertis Holdings.

(c)           All distributions of the New Vertis Second Lien Notes and the New Vertis Senior Notes to the holders of Claims under the Prepackaged Plan (including distributions of the New Vertis Senior Notes under the ACG Debtors’ Prepackaged Plan) shall be made by the Disbursement Agent on behalf of Vertis.

(d)           All distributions of Cash under the Prepackaged Plan shall be made by the Disbursement Agent on behalf of the applicable Vertis Debtor.

(e)           At the option of the Disbursement Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

7.10         Fractional Shares.

No fractional shares of  New Common Stock or New Warrants shall be distributed and no Cash shall be distributed in lieu of such fractional shares.  When any distribution pursuant to the Prepackaged Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock or New Warrants that is not a whole number, the actual distribution of shares of New Common

Stock or New Warrants shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefore.  The total number of authorized shares of New Common Stock and number of New Warrants to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding.

7.11         Setoffs and Recoupment.

The Vertis Debtors may, but shall not be required to, setoff against or recoup from any Claim any Claims of any nature whatsoever that the Vertis Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Vertis Debtors or the Reorganized Debtor of any such Claim it may have against such claimant.

7.12         Distributions After Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

7.13         Exemption from Securities Law.

The issuance of the New Common Stock, the New Warrants (and the New Common Stock for which such New Warrants are exercisable), the New Vertis Second Lien Notes, and the New Vertis Senior Notes (including any guarantees issued in connection therewith), and any other securities pursuant to the Prepackaged Plan and any subsequent sales, resales or transfers, or other distributions of any such securities shall be exempt from any federal or state securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code.

7.14         Allocation of Payments

In the case of distributions with respect to Vertis Holdings Class 4 Claims, Vertis Class 5 Claims, and Vertis Class 6 Claims, pursuant to this Prepackaged Plan, the amount of any Cash and the fair market value of any other consideration received by the holder of such Claim will be allocable first to the principal amount of such Claim (as determined for federal income tax purposes) and then, to the extent of any excess, the remainder of the Claim.

7.15         No Postpetition Interest on Claims.

Unless otherwise specifically provided for in this Prepackaged Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on such Claim; provided, however, that this provision shall not impair the rights, if any, of holders of Vertis Revolving Facility

Claims or Vertis Term Loan Claims to recover postpetition interest to the extent required under applicable bankruptcy law.

ARTICLE VIII

PROCEDURES FOR TREATING
DISPUTED CLAIMS UNDER THE PREPACKAGED PLAN

8.1           Disputed Claims/Process.

Holders of Claims and Equity Interests need not file proofs of claim with the Bankruptcy Court and shall be subject to the Bankruptcy Court process only to the extent provided in the Prepackaged Plan.  On and after the Effective Date, except as otherwise provided herein, all Claims will be paid in the ordinary course of business of the Reorganized Debtor.  If the Vertis Debtors dispute any Claim, such dispute shall be determined, resolved or adjudicated, as the case may be, in a manner as if the Vertis Debtors’ Reorganization Cases had not been commenced and shall survive the Effective Date as if the Vertis Debtors’ Reorganization Cases had not been commenced, provided, however, that the Vertis Debtors may elect, at their sole option, to object under section 502 of the Bankruptcy Code with respect to any proof of claim filed by or on behalf of a holder of a Claim.

8.2           Objections to Claims.

Except insofar as a Claim is Allowed under the Prepackaged Plan, the Vertis Debtors, the Reorganized Debtors or any other party in interest shall be entitled to object to Claims.  Any objections to Claims shall be served and filed (i) on or before the ninetieth (90th) day following the later of (x) the Effective Date and (y) the date that a proof of Claim is filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a holder of such Claim, or (ii) such later date as ordered by the Bankruptcy Court.

8.3           No Distributions Pending Allowance.

If an objection to a Claim is filed as set forth in Section 8.2, no payment or distribution provided under the Prepackaged Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

8.4           Distributions After Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Prepackaged Plan.  As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a final order, the Disbursement Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under the Prepackaged Plan as of the Effective Date, without any interest to be paid on account of such Claim unless required under applicable bankruptcy law.

ARTICLE IX

TREATMENT OF EXECUTORY
CONTRACTS AND UNEXPIRED LEASES

9.1           Assumption and Rejection of Contracts and Leases.

Except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Prepackaged Plan, as of the Effective Date, the Vertis Debtors shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by the Vertis Debtors, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to reject filed by the Vertis Debtors on or before the Confirmation Date or (iv) is set forth in a schedule, as an executory contract or unexpired lease to be rejected, if any, filed by the Vertis Debtors as part of the Plan Supplement.  Notwithstanding the foregoing, any management agreement or other agreement with any Vertis Shareholder (other than the THL/Evercore Letter Agreement and the CLI Letter Agreement, which shall each be assumed under the Prepackaged Plan on the Effective Date unless terminated prior to the Effective Date) shall be either rejected or terminated pursuant to its terms as of the Effective Date.  The Confirmation Order shall constitute an order of the Bankruptcy Court under sections 365 and 1123(b) of the Bankruptcy Code approving the contract and lease assumptions or rejections described above, as of the Effective Date.

Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

9.2           Payments Related to Assumption of Contracts and Leases.

Any monetary amounts by which any executory contract and unexpired lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Vertis Debtors upon assumption thereof.  If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Vertis Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

9.3           Claims Based on Rejection of Executory Contracts or Unexpired Leases.

All Claims arising out of the rejection of executory contracts and unexpired leases must be served upon the Vertis Debtors and their counsel within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection.  Any Claims not filed within such time shall be forever barred from assertion against the Vertis Debtors, their Estates, and their property.

9.4           Compensation and Benefit Plans and Treatment of Retiree Benefits.

Except and to the extent previously assumed by an order of the Bankruptcy Court, on or before the Confirmation Date, all employee compensation and Benefit Plans of the Vertis Debtors, including Benefit Plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed hereunder.  The Vertis Debtors’ obligations under such plans and programs shall survive confirmation of the Prepackaged Plan, except for (i) executory contracts or Benefit Plans specifically rejected pursuant to the Prepackaged Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract.

ARTICLE X

CONDITIONS PRECEDENT
TO EFFECTIVE DATE

10.1         Conditions Precedent to Effective Date of Prepackaged Plan.

The occurrence of the Effective Date of the Prepackaged Plan is subject to satisfaction of the following conditions precedent:

(a)           Confirmation Order.  The Clerk of the Bankruptcy Court shall have entered the Confirmation Order in the Vertis Debtors’ Reorganization Cases and there shall not be a stay or injunction (or similar prohibition) in effect with respect thereto.  The Confirmation Order in the Vertis Debtors’ Reorganization Cases shall be in form and substance reasonably satisfactory to the Vertis Debtors, the ACG Debtors, the Informal Committees, and the Vertis Second Lien Noteholder Group.

(b)           Confirmation Order in the ACG Debtors’ Reorganization Cases.  The Clerk of the Bankruptcy Court shall have entered an order confirming the ACG Debtors’ Prepackaged Plan, consistent with the terms of the Restructuring Agreement and Term Sheet, in the ACG Debtors’ Reorganization Cases, there shall not be a stay or injunction  (or similar prohibition) in effect with respect thereto, and all conditions precedent to the occurrence of the effective date under the ACG Debtors’ Prepackaged Plan shall have been satisfied (or will be satisfied concurrently with the Effective Date).  In addition, the effective date of the ACG Debtors’ Prepackaged Plan shall have occurred simultaneously with the Effective Date. The Confirmation Order in the ACG Debtors’ Reorganization Cases shall be in form and substance reasonably satisfactory to the Vertis Debtors, the ACG Debtors, the Informal Committees, and the Vertis Second Lien Noteholder Group.

(c)           Consummation of the Merger.  On the Effective Date and without the need for any further action, the Vertis Debtors, as applicable, shall consummate the transactions contemplated by the Merger Agreement.  The conditions set forth in Sections 8.2(a) and 8.3(a) of the Merger Agreement shall have been satisfied (and not waived).

(d)           Restructuring Agreement Still in Effect.  The Restructuring Agreement shall not have terminated in accordance with the terms thereof (other than the termination concurrent with the Effective Date under Section 8.06 of the Restructuring Agreement).

(e)           Execution and Delivery of Other Documents.  All other actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Prepackaged Plan shall have been effected, including the Merger Agreement, the Exit Financing and the documents comprising the Plan Supplement and, in each case, shall have been (i) approved with the reasonable consent of the Vertis Debtors and the ACG Debtors and Noteholder Consent and (ii) duly and validly executed and delivered by the parties thereto and all conditions to their effectiveness shall have been satisfied or waived.

(f)            Regulatory Approvals.  The Vertis Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are necessary to implement the Prepackaged Plan and that are required by law, regulations or order.

(g)           Consents.  All authorizations, consents and approvals determined by the Vertis Debtors, subject to the reasonable consent of the ACG Debtors and Noteholder Consent, to be necessary to implement the terms of the Prepackaged Plan shall have been obtained.

(h)           Exit Financing.  Proceeds of the Exit Financing shall be made available to the Reorganized Debtors to fund distributions hereunder.

(i)            Payment of Fees and Expenses.  The Vertis Informal Committee Claims that were timely presented shall have been paid in full.

(j)            Corporate Formalities. The Restated Certificate of Incorporation shall be filed with the Secretary of State for Delaware contemporaneously with the Effective Date.

(k)           Other Acts.  Any other actions the Vertis Debtors determine are necessary, subject to the reasonable consent of the ACG Debtors and Noteholder Consent, to implement the terms of the Prepackaged Plan shall have been taken.

10.2         Waiver of Conditions Precedent.

Each of the conditions precedent in Section 10.1 of the Prepackaged Plan may be waived, in whole or in part, by the Vertis Debtors subject to the reasonable consent of the ACG Debtors and Noteholder Consent, without notice or order of the Bankruptcy Court.

10.3         Effect of Failure of Conditions.

If the conditions specified in Section 10.1 have not been satisfied or waived in the manner provided in Section 10.2 within the periods set forth in Section 8.04(e) of the Restructuring Agreement, unless otherwise waived by the Vertis Debtors and the ACG Debtors and with Noteholder Consent, then:  (i) the Confirmation Order shall be of no further force or effect; (ii) no distributions under the Prepackaged Plan shall be made; (iii) the Vertis Debtors and all holders of Claims and Equity Interests in the Vertis Debtors shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; and (iv) all of the Vertis Debtors’ obligations with respect to the Claims and Equity Interests shall remain unaffected by the Prepackaged Plan and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Vertis Debtors or any other person or to prejudice in any manner the rights of the Vertis Debtors or any person in any further proceedings involving the Vertis Debtors and the Prepackaged Plan shall be deemed withdrawn.  Upon such occurrence, the Vertis Debtors shall file a written notification with the Bankruptcy Court and serve it upon counsel for each Informal Committee, the Vertis Second Lien Noteholder Group, the ACG Debtors and the United States Trustee.

10.4         Reservation of Rights

The Prepackaged Plan shall have no force or effect unless and until the Effective Date.  Prior to the Effective Date, none of the filing of the Prepackaged Plan, any statement or provision contained in the Prepackaged Plan, or action taken by the Vertis Debtors with respect to the Prepackaged Plan shall be, or shall be deemed to be, an admission or waiver of any rights of any Vertis Debtor or any other party with respect to any Claims or Equity Interests or any other matter.

10.5         Substantial Consummation

Substantial consummation of the Prepackaged Plan under section 1101(2) of the Bankruptcy Code shall be deemed to occur on the Effective Date.

ARTICLE XI

EFFECT OF CONFIRMATION

11.1         Vesting of Assets.

Except as otherwise provided in the Prepackaged Plan, each of the Vertis Debtors, as Reorganized Debtors, shall continue to exist on and after the Effective Date as a separate legal entity with all of the powers available to such legal entity under applicable law, without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) in accordance with such applicable law.  On and after the Effective Date, the Reorganized Debtors shall be authorized to operate their respective businesses, and to use, acquire or dispose of assets without supervision or approval by the Bankruptcy Court, and free from any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

11.2         Binding Effect.

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Prepackaged Plan shall bind any holder of a Claim against, or Equity Interest in, the Vertis Debtors and such holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Prepackaged Plan and whether or not such holder has accepted the Prepackaged Plan.

11.3         Discharge of the Vertis Debtors.

Except to the extent otherwise provided in the Prepackaged Plan, the treatment of all Claims against or Equity Interests in the Vertis Debtors under the Prepackaged Plan shall be in exchange for and in complete satisfaction, discharge and release of, all Claims against or Equity Interests in the Vertis Debtors of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred thereon from and after the Petition Date, or against their Estate or properties or interests in property.  Except as otherwise provided in the Prepackaged Plan, upon the Effective Date, all Claims against and Equity Interests in the Vertis Debtors shall be satisfied, discharged and released in full exchange for the consideration provided under the Prepackaged Plan.  Except as otherwise provided in the Prepackaged Plan, all entities shall be precluded from asserting against the Vertis Debtors, the Reorganized Debtors, or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

11.4         Exculpation.

The Reorganized Debtors, each Informal Committee, the Vertis Second Lien Noteholder Group, any noteholder signatory to the Restructuring Agreement, and the Vertis Indenture Trustee, and their respective successors, predecessors, control persons, members, officers, directors, employees and agents and their respective attorneys, financial advisors, investment bankers, accountants, and other professionals retained by such persons, shall have no liability to any holder of a Claim or Equity Interest (including, notwithstanding anything herein to the contrary, CLI) for any act or omission in connection with, or arising out of, the negotiation of the Restructuring Agreement, the negotiation and pursuit of approval of the Disclosure Statement or the Prepackaged Plan or the solicitation of votes for, or confirmation of, the Prepackaged Plan, the funding of the Prepackaged Plan, the consummation of the Prepackaged Plan, or the administration of the Prepackaged Plan or the property to be distributed under the Prepackaged Plan, except for fraud, willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Prepackaged Plan.

11.5         Releases By the Vertis Debtors.

Except for the right to enforce the Prepackaged Plan, the Vertis Debtors shall, effective upon the occurrence of the Effective Date, be deemed to forever release, waive and discharge the Vertis Released Parties and the ACG Released Parties of and from any and all Claims, demands, causes of action and the like, relating to the Vertis Debtors and/or their affiliates~~,~~ existing as of the Effective Date or thereafter arising from any act, omission, event, or other occurrence that occurred on or prior to the Effective Date, whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, known or unknown, foreseen or unforeseen, in law, equity or otherwise, subject to a limited carve-out solely for criminal acts and  fraud (the “Carve-out”).  Notwithstanding the foregoing or anything else in the Prepackaged Plan, nothing herein shall adversely affect the right of any party in interest to object pursuant to Section 8.2 hereof or adversely affect the basis or grounds for any such objection or of any defense or response thereto with regard to professional advisors of Vertis employed prior to the Petition Date and not retained in the Reorganization Cases pursuant to section 327 or 328 of the Bankruptcy Code.

11.6         Releases By Holders of Claims and Equity Interests

(a)           Except for the right to enforce the Prepackaged Plan, each Person who votes to accept the Prepackaged Plan, or who, directly or indirectly, is entitled to receive a distribution under the Prepackaged Plan, including Persons entitled to receive a distribution via an attorney, agent, indenture trustee or securities intermediary, shall be deemed to forever release, waive and discharge the Vertis Released Parties and the ACG Released Parties of and from any and all Claims, demands, causes of action and the like, relating to the Vertis Debtors or their affiliates existing as of the Effective Date or thereafter arising from any act, omission, event, or other occurrence that occurred on or prior to the Effective Date, whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, known or unknown, foreseen or unforeseen, in law, equity or otherwise, subject to the Carve-out.

(b)           Notwithstanding anything to the contrary in the foregoing Section 11.6(a), (i) if the CLI Letter Agreement has not been terminated prior to the Effective Date, CLI will only be releasing the Vertis Debtors, the ACG Debtors (with respect to matters relating to any of the Vertis Debtors) and any current (as of the Effective Date) or former (as of the Effective Date) director or officer of any of the Vertis Debtors, with such release applying solely to acts or omissions taken or omitted in their capacity as an officer or director of any of the Vertis Debtors, (ii) to the extent any party does not provide the release provided in section 11.6(a) to a Vertis Released Party or an ACG Released Party, that non-releasing party shall not receive a release from such Vertis Released Party or ACG Released Party, and (iii) the Carve-out shall not apply to payments to Vertis Shareholders on account of interest on the Vertis Second Lien Notes, the Vertis Senior Notes, the Vertis Senior Subordinated Notes or the Vertis Holdings Mezzanine Notes, management fees, or expense reimbursements.

11.7         Waiver of Avoidance Actions

Effective as of the Effective Date, the Vertis Debtors shall be deemed to have waived the right to prosecute, and to have settled and released for fair value, any avoidance or recovery actions under sections 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code or other applicable law that belong to the Vertis Debtors and/or which the Vertis Debtors could have prosecuted as debtors or debtors in possession against the Vertis Released Parties relating to distributions made on account of interest or other obligations under and relating to the Vertis Second Lien Notes, the Vertis Senior Notes, the Vertis Senior Subordinated Notes, or the Vertis Holdings Mezzanine Notes, management fees or expense reimbursements whether brought under the Bankruptcy Code or other applicable law.

11.8         Waiver of Certain Claims.

Any and all Claims asserted or otherwise existing against Vertis and/or the Vertis Subsidiary Debtors by the Vertis Shareholders for management fees or otherwise (including rejection damages arising from the rejection of any agreement among such parties) shall be waived, extinguished and/or disallowed in their entirety; provided, however, the Vertis Shareholders may assert Vertis Second Lien Noteholder Claims, Vertis Senior Subordinated Noteholder Claims, Vertis Subordinated Noteholder Claims and ACG Second Lien Noteholder Claims, if any, which Claims shall be treated in accordance with the Prepackaged Plan, and the Vertis Shareholders may assert any Claims they have against Vertis Holdings, which shall be treated in accordance with the Prepackaged Plan; provided further, however, the Vertis Shareholders are not releasing any Claims to which the Carve-out applies.

11.9         Term of Injunctions or Stays.

(a)           Except as otherwise expressly provided herein, all Persons or entities who have held, hold or may hold Claims against or Equity Interests in any Vertis Debtor are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against any Reorganized Debtor, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any Reorganized Debtor with respect to any such Claim or Equity Interest, (iii) creating, perfecting or enforcing any encumbrance of any kind against any Reorganized Debtor, or against the property or interests in property of any Reorganized Debtor, as applicable with respect to any such Claim or Equity Interest, (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from any Reorganized Debtor, or against the property or interests in property of any Reorganized Debtor with respect to any such Claim or Equity Interest, and (v) pursuing any Claim released pursuant to Section 11.5 or 11.6 of the Prepackaged Plan.

(b)           Unless otherwise provided, all injunctions or stays arising under or entered during the Vertis Debtors’ Reorganization Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

(c)           Unless otherwise ordered by the Bankruptcy Court, on or after the Confirmation Date, any person or group of persons constituting a “fifty percent shareholder” of Vertis Holdings within the meaning of section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended, shall be enjoined from claiming a worthless stock deduction with respect to any Equity Interests in Vertis Holdings held by such person(s) (or otherwise treating such Equity Interests as worthless for U.S. federal income tax purposes) for any taxable year of such person(s) ending prior to the earlier of the Effective Date and December 24, 2008.

11.10       Termination of Subordination Rights and Settlement of Related Claims.

The classification and manner of satisfying all Claims and Equity Interests under the Prepackaged Plan take into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510(b) or 510(c) of the Bankruptcy Code, or otherwise.  All subordination rights that a holder of a Claim or Equity Interest may have with respect to any distribution to be made under the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be enjoined permanently.  Accordingly, distributions under the Prepackaged Plan to holders of Allowed Claims will not be subject to payment of a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

11.11       Indemnification Obligations.

Notwithstanding anything to the contrary herein, subject to the occurrence of the Effective Date, the obligations of the Vertis Debtors as provided in the Vertis Debtors’ respective certificates of incorporation, bylaws, applicable law or other applicable agreement as of the Petition Date to indemnify, defend, reimburse, exculpate, advance fees and expenses to, or limit the liability of directors or officers who were directors or officers of such Vertis Debtors at any time prior to the Effective Date, respectively, against any claims or causes of action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, shall survive confirmation of the Prepackaged Plan, remain unaffected thereby after the Effective Date and not be discharged, irrespective of whether such indemnification, defense, advancement, reimbursement, exculpation or limitation is owed in connection with an event occurring before or after the Petition Date.  Any Claim based on the Vertis Debtors’ obligations herein shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code.

As of the Effective Date, each Vertis Debtor’s bylaws shall provide for the indemnification, defense, reimbursement, exculpation and/or limitation of liability of, and advancement of fees and expenses to, directors and officers who were directors or officers of such Vertis Debtor at any time prior to the Effective Date at least to the same extent as the bylaws of Vertis Holdings in effect on the Petition Date, against any claims or causes of action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, and none of the Reorganized Debtors shall amend and/or restate its certificate of incorporation or bylaws before or after the Effective Date to terminate or materially adversely affect any of the Reorganized Debtors’ obligations or such directors’ or officers’ rights under this Section 11.11.

In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect on the Petition Date, and all directors and officers of the Vertis Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors and/or officers remain in such positions after the Effective Date.

11.12       Preservation of Claims.

Except as otherwise provided in this Prepackaged Plan, including Sections 11.5, 11.6 and 11.7, as of the Effective Date, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, any action, cause of action, liability, obligation, right, suit, debt, sum of money, damage, judgment, claim and demand whatsoever, whether known or unknown, in law, equity or otherwise (collectively, “Causes of Action”) accruing to the Vertis Debtors shall become assets of the Reorganized Debtors, and the Reorganized

Debtors shall have the authority to commence and prosecute such Causes of Action for the benefit of the Estates of the Vertis Debtors.  After the Effective Date, the Reorganized Debtors shall have the authority to compromise and settle, otherwise resolve, discontinue, abandon or dismiss all such Causes of Action without approval of the Bankruptcy Court.

ARTICLE XII

RETENTION OF JURISDICTION

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Vertis Debtors’ Reorganization Cases and the Prepackaged Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a)           To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

(b)           To determine any and all adversary proceedings, applications and contested matters in the Vertis Debtors’ Reorganization Cases and grant or deny any application involving the Vertis Debtors that may be pending on the Effective Date.

(c)           To ensure that distributions to holders of Allowed Claims are accomplished as provided in the Prepackaged Plan;

(d)           To hear and determine any timely objections to Administrative Expense Claims or to proofs of claim and equity interests, including any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim or Disputed Equity Interest, in whole or in part;

(e)           To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(f)            To issue such orders in aid of execution of the Prepackaged Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(g)           To consider any amendments to or modifications of the Prepackaged Plan, or to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

(h)           To hear and determine all applications of retained professionals under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;

(i)            To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Prepackaged Plan, the Confirmation

Order, the documents comprising the Plan Supplement, any transactions or payments contemplated by the Restructuring Agreement including the Prepackaged Plan or any agreement, instrument or other document governing or relating to any of the foregoing;

(j)            To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including the expedited determination of taxes under section 505(b) of the Bankruptcy Code);

(k)           To hear any other matter not inconsistent with the Bankruptcy Code;

(l)            To hear and determine all disputes involving the existence, scope and nature of the discharges granted under Section 11.3 of the Prepackaged Plan;

(m)          To hear and determine all disputes involving or in any manner implicating the exculpation provisions granted under Section 11.4 of the Prepackaged Plan;

(n)           To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of the Prepackaged Plan; and

(o)           To enter a final decree closing the Vertis Debtors’ Reorganization Cases.

ARTICLE XIII

MISCELLANEOUS

13.1         Payment of Statutory Fees.

All fees payable under section 1930, chapter 123, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

13.2         Payment of Indenture Trustee Fees.

The Reorganized Debtors shall pay all reasonable fees, costs and expenses incurred by the Vertis Indenture Trustee after the Effective Date in connection with the distributions required pursuant to the Prepackaged Plan or the implementation of any provisions of the Prepackaged Plan (including the reasonable fees, costs and expenses incurred by the Vertis Indenture Trustee’s professionals).

13.3         Filing of Additional Documents.

The Vertis Debtors or the Reorganized Debtors, as applicable, with the reasonable consent of the ACG Debtors and Noteholder Consent, may file such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Prepackaged Plan.

13.4         Schedules and Exhibits Incorporated.

All exhibits and schedules to this Prepackaged Plan, including the Plan Supplement, are incorporated into and are a part of the Prepackaged Plan as if fully set forth herein.

13.5         Intercompany Claims.

Notwithstanding anything to the contrary herein, on or after the Effective Date, any debts held by a Vertis Debtor against another Vertis Debtor, other than the Intercompany Claim, will be adjusted (including by contribution, distribution in exchange for new debt or equity, or otherwise), paid, continued, or discharged to the extent reasonably determined appropriate by the Vertis Debtors, subject to Noteholder Consent, taking into account the economic condition of the applicable Reorganized Debtor.

13.6         Amendment or Modification of the Prepackaged Plan.

Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, alterations, amendments or modifications of the Prepackaged Plan may be proposed in writing by the Vertis Debtors at any time prior to or after the Confirmation Date, but prior to the Effective Date and in all cases subject  to the reasonable consent of the ACG Debtors and Noteholder Consent.  Holders of Claims that have accepted the Prepackaged Plan shall be deemed to have accepted the Prepackaged Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder; provided, however, that any holders of Claims who were deemed to accept the Prepackaged Plan because such Claims were unimpaired shall continue to be deemed to accept the Prepackaged Plan only if, after giving effect to such amendment or modification, such Claims continue to be unimpaired.

13.7         Inconsistency.

In the event of any inconsistency among the Prepackaged Plan, the Disclosure Statement, any exhibit or schedule to the Disclosure Statement, the provisions of the Prepackaged Plan shall govern.

13.8         Section 1125(e) of the Bankruptcy Code.

As of the Confirmation Date, the Vertis Debtors shall be deemed to have solicited acceptances of the Prepackaged Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Vertis Debtors (and each of their respective successors, predecessors, control persons, members, affiliates, agents, directors, officers, employees, investment bankers, financial advisors, accountants, attorneys and other professionals) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities under the Prepackaged Plan.  Accordingly, such entities and individuals shall not be liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Prepackaged Plan or the offer and issuance of the securities under the Prepackaged Plan.

13.9         Compliance with Tax Requirements.

In connection with the Prepackaged Plan and all instruments issued in connection herewith and distributed hereunder, any party issuing any instruments or making any distribution under the Prepackaged Plan, including any party described in Sections 6.4, 6.5 and 6.6 hereof, shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Prepackaged Plan shall be subject to any withholding or reporting requirements.  Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Prepackaged Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.  Any party issuing any instruments or making any distribution under the Prepackaged Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or distributing party for payment of any such tax obligations.

13.10       Exemption from Transfer Taxes.

Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Prepackaged Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Prepackaged Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Prepackaged Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.  All sale transactions consummated by the Vertis Debtors and approved by the Bankruptcy Court on and after the Petition Date through and including the Effective Date, including the transfers effectuated under the Prepackaged Plan, the sale by the Vertis Debtors of owned property pursuant to section 363(b) of the Bankruptcy Code, and the assumption, assignment, and sale by the Vertis Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Prepackaged Plan and, thus, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

13.11       Expedited Tax Determination.

The Reorganized Debtor may request an expedited determination of taxes under 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Vertis Debtors for any and all taxable periods ending after the Petition Date through, and including, the Effective Date.

13.12       Dissolution of any Statutory Committees and Cessation of Fee and Expense Payment.

Any statutory committees appointed in the Vertis Debtors’ Reorganization Cases shall be dissolved on the Effective Date.  The Reorganized Debtors shall no longer be responsible for paying any fees and expenses incurred by the advisors to the Vertis Informal Committee, the Vertis Second Lien Noteholder Group and any statutory committees after the Effective Date.

13.13       Severability of Provisions in the Prepackaged Plan.

If prior to the entry of the Confirmation Order, any term or provision of the Prepackaged Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Vertis Debtors, subject to the reasonable consent of the ACG Debtors and Noteholder Consent, shall have the power to alter and interpret such term or provision to render it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as so altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remaining terms and provisions of the Prepackaged Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Prepackaged Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.14       Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Prepackaged Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties and obligations arising under the Prepackaged Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws that would require application of the laws of another jurisdiction.

13.15       No Admissions.

If the Effective Date does not occur, the Prepackaged Plan shall be null and void in all respects, and nothing contained in the Prepackaged Plan shall (a) constitute a waiver or release of any claims by or against, or any interests in, any Vertis Debtor, (b) prejudice in any manner the rights of any Vertis Debtor or any other party in interest, including the ACG Debtors, the Informal Committees and the Vertis Second Lien Noteholder Group (or their respective members), or (c) constitute an admission of any sort by any Vertis Debtor or other party in interest, including  the ACG Debtors, the Informal Committees and the Vertis Second Lien Noteholder Group (or their respective members).

13.16       Notices.

All notices, requests, and demands to or upon the Vertis Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(a)           if to the Vertis Debtors, to:

4775 Walnut Street

Suite D1

Boulder, CO 80301

Facsimile: (410) 454-8460

Attention:  Chief Legal Officer

E-mail address:  jhoward@vertisinc.com

with copies to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York  10153
Facsimile: (212) 310-8007
Attention:  Gary Holtzer, Esq. and Ted S. Waksman, Esq.
E-mail addresses:  gary.holtzer@weil.com and
ted.waksman@weil.com

(b)                                 if to the ACG Debtors, to:

100 Winners Circle

Brentwood, Tennessee  37027

Facsimile:  (203) 431-7134

Attention:  Chief Executive Officer

E-mail address:  steve.dyott@acgholdings.com

 with copies to:

Kirkland & Ellis LLP

153 East 53rd Street

New York, New York 10022-4611

Facsimile:  (212) 446-4900

Attention:  Paul M. Basta, Esq.

E-mail address:  pbasta@kirkland.com

and

Kirkland & Ellis LLP

Aon Center

200 East Randolph Dr.

Chicago, IL 60601

Facsimile: (312) 861-2200

Attention:  Ray C. Schrock, Esq. and Chad J. Husnick, Esq.

E-mail address:  rschrock@kirkland.com and

chusnick@kirkland.com

(c)                                  if to the Informal Committees, to:

Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, NY 10005
Facsimile: (212) 822-5123
Attention:  Dennis F. Dunne, Esq., Abhilash M. Raval, Esq. and

Debra Alligood White, Esq.
E-mail address: ddunne@milbank.com, araval@milbank.com, and

dwhite@milbank.com.

and

Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue
New York, New York  10022
Facsimile: (212) 872-1002
Attention:  Ira Dizengoff, Esq. and David Simonds, Esq.
E-mail address:  idizengoff@akingump.com and

dsimonds@akingump.com

(d)                                 if to the Vertis Second Lien Noteholder Group, to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038
Facsimile: (212) 806-9056

Attention: Kristopher M. Hansen, Esq. and Jayme T. Goldstein, Esq.

E-mail address: khansen@stroock.com and

jgoldstein@stroock.com

(e)                                  if to certain holders of the Vertis Senior Subordinated Notes who are signatories to the Restructuring Agreement, to:

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, New York 10019

Facsimile: (212) 259-6333

Attention:  Martin J. Bienenstock, Esq.

E-mail address: mbienenstock@dl.com

Dated: July 15,  2008

Respectfully submitted,

By:	/s/ Michael DuBose

Name: Michael DuBose
Title: Chief Executive Officer of Vertis, Inc., Vertis Holdings, Inc., Webcraft, LLC, Webcraft Chemicals, LLC, Enteron Group, LLC, Vertis Mailing LLC, and USA Direct, LLC

COUNSEL:

/s/ Mark Collins

Mark D. Collins, Esq.
Michael D. Merchant, Esq.
Richards, Layton & Finger, P.A.
One Rodney Square
P.O. Box 551
Wilmington, DE 19899
(302) 651-7700

-and-

Gary T. Holtzer, Esq.
Stephen A. Youngman, Esq.
Weil, Gotshal & Manges LLP
Attorneys for the Vertis Debtors
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Respectfully submitted (as co-proponents),
	By:	/s/ Stephen Dyott
Name: Stephen Dyott
Title: Chief Executive Officer of American Color Graphics, Inc., ACG Holdings, Inc., American Images of North America, Inc., Sullivan Marketing, Inc., and Sullivan Media Corporation

COUNSEL:
/s/ Pauline K. Morgan

James L. Patton, Jr., Esq.
Pauline K. Morgan, Esq.
Young Conaway Stargatt & Taylor, LLP
1000 West Street, 17th Floor
Wilmington, Delaware 19801
Telephone: (302) 571-6600

-and-

Paul M. Basta, Esq.
Kirkland & Ellis, LLP
Attorneys for the ACG Debtors
153 East 53rd Street
New York, New York 10022
(212) 446-4750

Ray C. Schrock, Esq.
Chad J. Husnick, Esq.
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
(312) 861-2413

Exhibit B

Notice of Entry of the Confirmation Order

IN THE UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

---------------------------------------------------------------	x
:
In re	:	Chapter 11
:
VERTIS HOLDINGS, INC., et al.,	:	Case No. 08-11460 (CSS)
:
	:	(Jointly Administered)
Debtors.	:
:
---------------------------------------------------------------	x

NOTICE OF (A) ENTRY OF ORDER
(i) APPROVING THE DEBTORS’ (a) DISCLOSURE STATEMENT
PURSUANT TO SECTIONS 1125 AND 1126(b) OF THE BANKRUPTCY
CODE, (b) SOLICITATION OF VOTES AND VOTING PROCEDURES,
AND (c) FORMS OF BALLOTS, AND (ii) CONFIRMING THE
DEBTORS’ JOINT PREPACKAGED PLANS OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (B) EFFECTIVE DATE

TO CREDITORS, EQUITY INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that an order (the “Confirmation Order”) of the Honorable Christopher S. Sontchi, United States Bankruptcy Judge, approving the disclosure statement, solicitation of votes and voting procedures, and forms of ballots, and confirming the Debtors’ Joint Prepackaged Plans of Reorganization Under Chapter 11 of the Bankruptcy Code, dated June 11,2008 (as amended and supplemented, the “Vertis Prepackaged Plan”), of Vertis Holdings, Inc. (“Vertis Holdings”) and its affiliated debtors in the above-referenced chapter 11 cases, as debtors and debtors in possession (collectively, the “Debtors”),(1) was entered by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on August     , 2008.  Unless otherwise defined in this notice, capitalized terms used herein shall have the meanings ascribed to them in the Vertis Prepackaged Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that the Confirmation Order is available for inspection during regular business hours in the office of the Clerk of the

(1)  The Debtors in these cases, along with the last four (4) digits of each Debtor’s federal tax identification number, are Vertis Holdings (1556), Vertis, Inc. (8322), Webcraft, LLC (6725), Webcraft Chemicals, LLC (6726), Enteron Group, LLC (3909), Vertis Mailing, LLC (4084), and USA Direct, LLC (5311).

Bankruptcy Court, 824 Market Street, 3rd Floor, Wilmington, Delaware 19801.  The Confirmation Order is also available on the internet site of the Debtors’ noticing agent, Kurtzman Carson Consultants LLC, at www.kccllc.net/Vertis or by accessing the Bankruptcy Court’s website www.deb.uscourts.gov.  Please note that a PACER password and login are required to access documents on the Bankruptcy Court’s website.

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Vertis Prepackaged Plan occurred on September     , 2008.

PLEASE TAKE FURTHER NOTICE that the Vertis Prepackaged Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any holder of a Claim against, or Equity Interest in, the Debtors and such holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Vertis Prepackaged Plan and whether or not such holder or entity voted to accept the Vertis Prepackaged Plan.

Dated:	Wilmington, Delaware
September , 2008

WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 Gary T. Holtzer Stephen A. Youngman

-and-

RICHARDS, LAYTON & FINGER, P.A. One Rodney Square P.O. Box 551 Wilmington, Delaware 19899 (302) 651-7700

By:
Mark D. Collins (No. 2981) Michael J. Merchant (No. 3854)

ATTORNEYS FOR THE DEBTORS AND DEBTORS IN POSSESSION